UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

(Amendment No.         )

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Adicet Bio, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADICET BIO, INC.

500 Boylston Street, 13th Floor

Boston, Massachusetts 02116

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held April 27, 2021

Notice is hereby given that the 2021 Annual Meeting of Stockholders, or Annual Meeting, of Adicet Bio, Inc., will be held online on April 27, 2021 at 3:00 p.m. Eastern Time. The safety of our stockholders is important to us, and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be held virtually. You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/ACET2021, where you will be able to vote electronically and submit questions. You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting.

The purpose of the Annual Meeting is the following:

1.

To elect two class III directors to our board of directors, to serve until the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal;

2.	To amend and restate the Company’s 2018 Employee Stock Purchase Plan as described herein;
3.	To amend and restate the Company’s 2018 Stock Option and Incentive Plan as described herein;
4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
5.	To transact any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposal for the election of directors relates solely to the election of class III directors nominated by the board of directors.

Only Adicet Bio, Inc. stockholders of record at the close of business on March 1, 2021, will be entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

We are pleased to take advantage of the Securities and Exchange Commission’s  “Notice and Access” rules that allow companies to furnish their proxy materials over the Internet. We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice, instead of a paper copy of our proxy materials and our 2020 Annual Report to Stockholders, or 2020 Annual Report. We plan to mail the Notice on or about March 18, 2021, and it contains instructions on how to access those documents and to cast your vote via the Internet as well as instructions on how to request a paper copy of our proxy materials and our 2020 Annual Report. This process allows us to provide our stockholders with the information they need on a timelier basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

To be admitted to the Annual Meeting and vote your shares, you must provide the 16-digit control number as provided described in the Notice, or proxy card, or voting instruction form at www.proxyvote.com. Please see the “General Information” section of the proxy statement that accompanies this notice for more details regarding the logistics of the virtual Annual Meeting, including the ability of stockholders to submit questions during the Annual Meeting, and technical details and support related to accessing the virtual platform.

Your vote is important. Whether or not you are able to attend the meeting in person, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the meeting, by submitting your proxy via the Internet at the address listed on the proxy card or by signing, dating, and returning the proxy card.

By order of the board of directors,

/s/ Chen Schor
Chen Schor
President, Chief Executive Officer and Secretary

Boston, Massachusetts

March 18, 2021

TABLE OF CONTENTS

Page
PROXY STATEMENT	1
PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS	6
PROPOSAL NO. 2 – TO AMEND AND RESTATE THE COMPANY’S 2018 EMPLOYEE STOCK PURCHASE PLAN	12
PROPOSAL NO. 3 – TO AMEND AND RESTATE THE COMPANY’S 2018 STOCK OPTION AND INCENTIVE PLAN	15
PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS ADICET BIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	21
CORPORATE GOVERNANCE	23
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	38
PRINCIPAL STOCKHOLDERS	41
DELINQUENT SECTION 16(A) REPORTS	43
REPORT OF THE AUDIT COMMITTEE	44
HOUSEHOLDING	45
STOCKHOLDER PROPOSALS	45
OTHER MATTERS	45
ANNEX A – AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN	46
ANNEX B – AMENDED AND RESTATED 2018 STOCK OPTION AND INCENTIVE PLAN	50

i

ADICET BIO, INC.

500 Boylston Street, 13th Floor

Boston, Massachusetts 02116

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

to be held APRIL 27, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders, or the Annual Meeting, of Adicet Bio, Inc., which will be held online on April 27, 2021 at 3:00 p.m. Eastern Time. You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdrmeeting.com/ACET2021, where you will be able to vote electronically and submit questions. The board of directors of Adicet Bio, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, the terms “Adicet Bio,” “Adicet,” “we,” “us,” and “our” refer to Adicet Bio, Inc. The mailing address of our principal executive office is Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

This year’s Annual Meeting will be a virtual meeting of the shareholders conducted via live webcast. All shareholders of record on March 1, 2021 are invited to participate in the meeting. We have structured our virtual meeting to provide shareholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. We encourage you to vote your shares prior to the annual meeting.

We made this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 available to stockholders on or about March 18, 2021.

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to conform with certain reduced public company reporting requirements. As an emerging growth company, we provide in this proxy statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year following the fifth anniversary of our initial public offering in January 2018; (ii) the last day of the fiscal year in which our total annual gross revenue is equal to or more than $1.07 billion; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission. Even after we are no longer an “emerging growth company,” we may remain a “smaller reporting company.”

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on April 27, 2021:

This proxy statement and our 2020 Annual Report to Stockholders are available for viewing, printing, and downloading at www.proxyvote.com.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (SEC), except for exhibits, will be furnished without charge to any stockholder upon written request to Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116, Attention:  Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at www.sec.gov.

ADICET BIO, INC

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When is this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about March 18, 2021, we will begin mailing a Notice of Internet Availability of Proxy Materials, or Notice. Our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2020 Annual Report to Stockholders, or 2020 Annual Report, will be mailed or made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice was mailed to holders of record and beneficial owners of our common stock starting on or about March 18, 2021. The Notice provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2021 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2020 Annual Report, on the website referred to in the Notice or, alternatively, how to request that a copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice, and our Notice of the 2021 Annual Meeting of Stockholders, this proxy statement and our 2020 Annual Report are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this proxy statement.

Why are you holding a virtual Annual Meeting?

The safety of our stockholders is important to us and given the current guidance by public health officials surrounding COVID-19 and group gatherings, this year’s Annual Meeting will be a “virtual meeting” of stockholders. We have implemented the virtual format in order to facilitate stockholder attendance at our Annual Meeting. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions of our board of directors or management.

How do I attend and participate in the annual meeting online?

To attend and participate in the Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdrmeeting.com/ACET2021 and use their control number found on the proxy card or Notice of Internet Availability of Proxy Materials, and beneficial owners of shares held in street name will need to follow the same instructions.

You will need the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials, as applicable. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdrmeeting.com/ACET2021. If you do not have your 16-digit control number, you will be able to access and listen to the Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 03:00 p.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time. Online check-in will begin, and stockholders may begin submitting written questions, at 2:45 p.m. Eastern Time, and you should allow ample time for the check-in procedures.

How can I get help if I have trouble checking in or listening to the meeting online?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on March 1, 2021.

How many votes can be cast by all stockholders?

There were 31,581,277 shares of our common stock, par value $0.0001 per share, outstanding on March 1, 2021, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting of the Stockholders on April 27, 2021, or the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. None of our shares of undesignated preferred stock were outstanding as of March 1, 2021.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Internet.  You may vote at www.proxyvote.com, 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. Votes submitted through the Internet prior to the commencement of the Annual Meeting.

•

By Telephone.  You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will be required to enter the 16-digit control number provided on your proxy card or voting instruction form. Votes submitted by telephone prior to the commencement of the Annual Meeting.

•

By Mail.  If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing, and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received prior to April 26, 2021.

•

During the Annual Meeting.  If you attend the Annual Meeting online, you may vote your shares online while virtually attending the Annual Meeting by visiting www.virtualshareholdrmeeting.com/ACET2021. You will need your control number provided on your proxy card or Notice of Internet Availability of Proxy Materials in order to be able to vote during the Annual Meeting.

If you do not wish to vote in person or will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested printed copies of the proxy materials by mail, you can vote by mailing your proxy as described in the proxy materials. In order to be counted, proxies submitted by Internet must be received by the cutoff time of 11:59 p.m. Eastern Time on April 26, 2021. Proxies submitted by mail must be received before the start of the Annual Meeting. If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

Even if you plan to participate in our virtual Annual Meeting, we recommend that you also vote by proxy so that your vote will be counted if you later decide not to participate in the Annual Meeting. If you submit a proxy via the Internet, by telephone, or by mail, your voting instructions authorize the proxy holders in the same manner as if you signed, dated, and returned your proxy card. If you submit a proxy via the Internet, by telephone, or by mail, you do not need to return your proxy card.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. If you are a street name stockholder, you may not vote your shares on your own behalf at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.

How do I revoke my proxy?

You may revoke your proxy by (1) following the instructions on the Notice and entering a new vote by mail that we receive before the start of the Annual Meeting or over the Internet by the cutoff time of 11:59 p.m. Eastern Time on April 26, 2021, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Amended and Restated Bylaws, or bylaws, provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and broker “non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our Third Amended and Restated Certificate of Incorporation, or certificate of incorporation, or bylaws. Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposal No. 1, 2 and 3 are “non-discretionary” items. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote for these proposals, and those votes will be counted as broker “non-votes.” Proposal No. 4 is considered to be a discretionary item, and your brokerage firm will be able to vote on this proposal even if it does not receive instructions from you.

To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most votes will be elected. Shares voting “withheld” have no effect on the outcome of Proposal No. 1.

To approve the Company’s Amended and Restated 2018 Employee Stock Purchase Plan (“2018 ESPP”) and the Company’s Amended and Restated 2018 Stock Option and Incentive Plan (“2018 Plan”, and together with the 2018 ESPP, the “2018 Plans”) via Proposals No. 2 and No. 3, the proposals must receive the affirmative vote of a majority of shares of common stock properly cast and entitled to vote on these proposals. Shares voting “withheld” have no effect on the outcome of Proposals No. 2 and No. 3.

The ratification of the appointment of  KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2021 via Proposal No. 4 requires the affirmative vote of a majority of shares of common stock properly cast and entitled to vote on these proposals. Shares voting “withheld” have no effect on the outcome of Proposal No. 4.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of proxy materials and the solicitation of votes described above. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

How may stockholders submit matters for consideration at an annual meeting?

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, or if no annual meeting were held in the preceding year, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs.

In addition, any stockholder proposal intended to be included in the proxy statement for the next annual meeting of our stockholders in 2021 must also satisfy the requirements of SEC Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and be received not later than November 18, 2021. If the date of the annual meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the SEC.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•	the class I directors are Aya Jakobovits and Chen Schor, and their terms will expire at the annual meeting of stockholders to be held in 2022;
•	the class II directors are Carl Gordon, Steve Dubin, and Jeffrey Chodakewitz, and their terms will expire at the annual meeting of stockholders to be held in 2023; and
•	the class III directors are Bastiano Sanna and Andrew Sinclair, and their terms will expire at the Annual Meeting annual meeting of stockholders to be held in 2021.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Bastiano Sanna and Andrew Sinclair for election as the class III directors at the Annual Meeting. The nominees are presently directors, and have indicated a willingness to continue to serve as directors, if elected. If the nominees become unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

Our Nominating and Corporate Governance Committee Policies and Procedures for Director Candidates, or the Director Guidelines, provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise, and absence of conflicts of interest. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, and their knowledge of our business and understanding of the competitive landscape in which we operate and adherence to high ethical standards. The Nominating and Corporate Governance Committee does not have a formal diversity policy and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, although the Nominating and Corporate Governance Committee and the full Board are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches.

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Adicet Bio and our board of directors.

Nominees for Election as Class III Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of March 15, 2021.

Name	Positions Held with Adicet Bio	Director Since	Age
Bastiano Sanna, Ph.D.	Director	2020	46
Andrew Sinclair, Ph.D.	Director	2021	49

Bastiano Sanna, Ph.D. has served as a member of the Board since December 2020. Dr. Sanna joined Vertex Pharmaceuticals, Inc. (“Vertex”) in February 2020 and currently serves as the company’s Executive Vice President, Chief of Cell and Genetic Therapies. Dr. Sanna was previously the Chief Executive Officer of Semma Therapeutics, Inc. (“Semma”) from May 2018 until Semma was acquired by Vertex in February 2020. Prior to Semma, Dr. Sanna was Chief Operating Officer at Magenta Therapeutics, Inc. (“Magenta”) from May 2016 until April 2018, where he was responsible for operations, finance, clinical development, and program management. Prior to Magenta, Dr. Sanna served on the leadership team of Novartis International AG’s (“Novartis”) Cell and Gene Therapy Unit as the Global Program Head of Stem Cell Transplant and early programs from 2014 until April 2016, where he oversaw clinical, regulatory, CMC and commercial aspects of programs in bone marrow transplant and CAR-T cell therapies. He also served as Global Head of Strategic Planning and Portfolio Management at the Novartis Institutes for BioMedical Research from 2010 until 2014, where he was responsible for global portfolio management of all Novartis’ research programs, from discovery through Phase II across all disease areas. Dr. Sanna received a Ph.D. in Biotechnology from the University of Sassari. We believe that Dr. Sanna is qualified to serve on our board of directors due to his extensive experience working for various pharmaceutical and biotechnology companies.

Andrew Sinclair, Ph.D. has served as a member of the Adicet Board since March 2021. Dr. Sinclair is currently a partner and portfolio manager at Abingworth LLP (“Abingworth”), a life sciences investment group. He has been at Abingworth since November 2008 where he has served in various positions focusing on investments in public and private biotech and pharmaceutical companies. Dr. Sinclair currently serves on the boards of directors of public companies Soleno Therapeutics Inc., Sierra Oncology, Inc. and Verona Pharma plc. Prior to joining Abingworth, he was senior equity analyst, director, at HSBC Global Markets, where he was responsible for investment research in the mid-cap pharmaceutical sector. Previously, Dr. Sinclair held biotechnology analyst positions at Credit Suisse and SG Cowen. Dr. Sinclair received his B.Sc. in Microbiology from King's College London and his Ph.D. in Chemistry and Genetic Engineering at the BBSRC Institute of Plant Science, Norwich. He is qualified as a chartered accountant with KPMG, LLC. We believe Dr. Sinclair is qualified to serve on our board of directors due to his background in strategic development within the life sciences industry.

Vote Required and Board of Directors’ Recommendation

The nominees for class III director who receive the most votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF BASTIANO SANNA AND ANDREW SINCLAIR AS THE CLASS III DIRECTORS, TO SERVE FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2024.

Directors Continuing in Office

The following table identifies our continuing directors, and sets forth their principal occupation and business experience during the last five years and their ages as of March 16, 2021.

Name	Position Held with Adicet Bio	Position Held Since (1)	Class and Year in Which Term Expires	Age
Chen Schor	Director, President and Chief Executive Officer	2020(2)	Class I – 2022	48
Aya Jakobovits, Ph.D.	Director	2014	Class I – 2022	68
Carl L. Gordon, Ph.D., CFA	Director	2015	Class II – 2023	56
Steve Dubin, J.D.	Director	2020(2)	Class II – 2023	67
Jeffrey Chodakewitz, M.D.	Director	2020(2)	Class II – 2023	65

(1) The years set forth below reflect when the director joined the former Adicet Bio, Inc. (“Former Adicet”).

(2) Mr. Schor, Mr. Dubin and Dr. Chodakewitz joined Adicet at the completion of the merger in September 2020.

Class I Directors (Term Expires at 2022 Annual Meeting)

Chen Schor has served as our President and Chief Executive Officer and as a member of our board of directors since the completion of the merger of resTORbio, Inc. (“resTORbio”) and Former Adicet in September 2020. Previously, he held the role of director, President and Chief Executive Officer at resTORbio since co-founding the company in 2016. Mr. Schor previously served as President, Chief Executive Officer and director of Synta Pharmaceuticals Corp. from May 2015 until its merger with Madrigal Pharmaceuticals in July 2016, and prior to that, from 2014 until 2016, Mr. Schor served as the company’s Executive Vice President and Chief Operation Officer. From September 2012 to December 2014, Mr. Schor served as President and Chief Executive Officer of Novalere FP, Inc., a pre-commercial stage allergy therapeutics company. From September 2011 to October 2012, Mr. Schor served as Chief Business Officer of Eleven Biotherapeutics, an emerging therapeutics company. From March 2009 until September 2011, Mr. Schor served as Vice President of Business Development, global branded products at Teva Pharmaceutical Industries Limited. Mr. Schor currently serves on the board of Karyopharm Therapeutics Inc., a public biotechnology company. Mr. Schor received his M.B.A. from Tel Aviv University, a B.A. in Economics and Accounting from Haifa University and a B.A. in Biology from Tel Aviv University. We believe that Mr. Schor is qualified to serve on our board of directors due to his service as our President and Chief Executive Officer and his extensive knowledge of our company and industry.

Aya Jakobovits, Ph.D. has served as a member of our board of directors since the completion of the merger of resTORbio and Former Adicet in September 2020 and previously served as a member of the board of directors of Former Adicet since November 2014. Dr. Jakobovits founded Former Adicet and served as President and Chief Executive Officer from its incorporation until February 2018. From February 2018 until February 2019, Dr. Jakobovits served as a senior strategic advisor to Former Adicet. Prior to starting Former Adicet, Dr. Jakobovits served as a Venture Partner with OrbiMed Advisors from 2011 to 2016. From September 2010 to December 2013, she served as President and Founding Chief Executive Officer of Kite Pharma Inc. From December 2007 to June 2010, she served as Executive Vice President, Head of Research and Development at Agensys Inc., an affiliate of Astellas Pharma, Inc. Before Agensys’ acquisition by Astellas, she served as Agensys’ Senior Vice President, Technology and Corporate Development and Chief Scientific Officer and led its research, development, clinical and corporate development operations from January 1999 to December 2007. Before Agensys, from 1996 to 1999, Dr. Jakobovits served as Director, Discovery Research and Principal Scientist at Abgenix Inc. which was spun out of Cell Genesys, Inc. in 1996 based on the XenoMouse® technology developed under her leadership. She joined Cell Genesys in 1989 and served ultimately as Director, Molecular Immunology. Dr. Jakobovits currently serves on the boards of directors of Dorian Therapeutics Inc., Yeda Research and Development Co. Ltd., and the UCLA Technology Development Corporation. Dr. Jakobovits previously served on the boards of directors of cCAM therapeutics Ltd. from 2013 to 2015 and the Alliance for Cancer Gene Therapy from 2015 to 2019. Dr. Jakobovits received her B.Sc. from the Hebrew University of Jerusalem, her M.Sc. in Chemistry and Ph.D. in Life Sciences from the Weizmann Institute of Sciences, Israel, and was a postdoctoral fellow at University of California, San Francisco and at Genentech, Inc. We believe Dr. Jakobovits is qualified to serve on the Board because of her expertise, experience, and track record in forming and growing successful companies and in developing immunotherapy platform technologies and oncology products.

Class II Directors (Term Expires at 2023 Annual Meeting)

Carl L. Gordon, Ph.D, CFA. has served as a member of our board of directors since the completion of the merger of resTORbio and Former Adicet in September 2020 and previously served as a member of the board of directors of Former Adicet since August 2015. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Keros Therapeutics, Inc., ORIC Pharmaceuticals, Inc., and several private companies. Dr. Gordon previously served on the boards of directors of Alector, Inc., X4 Pharmaceuticals, Inc. (formerly Arsanis, Inc.), Acceleron Pharma Inc., ARMO Biosciences, Inc., Intellia Therapeutics, Inc. Selecta Biosciences, Inc., Passage Bio, Inc., and SpringWorks Therapeutics Inc. Dr. Gordon received a B.A. in Chemistry from Harvard College and a Ph.D. in Molecular Biology from the Massachusetts Institute of Technology and was a Fellow at The Rockefeller University. We believe Dr. Gordon is qualified to serve as the initial Chairperson of the Board because of his venture capital experience, expertise in the scientific field of molecular biology and financial credentials.

Steve Dubin, J.D. has served as a member of our board of directors since the completion of the merger of resTORbio and Former Adicet in September 2020. Since November 2011, Mr. Dubin has been a Principal in SDA Ventures LLC, a firm focused on assisting emerging growth and middle-market companies, primarily in the health & wellness and nutritional products markets, on matters including corporate development, business acquisition, customer relations, growth strategies and corporate finance. In connection with SDA Ventures LLC, Mr. Dubin acts as a Senior Advisor to Paine Schwartz Partners, LLC, a global private equity investment firm located in New York, and San Mateo, for the purpose of identifying and executing investment opportunities in the global human and animal food and nutritional products industries. From 2006 until its acquisition by Royal DSM N.V. in February 2011, Mr. Dubin served as Chief Executive Officer and a member of the board of directors of Martek Biosciences Corporation. He later served as President of DSM’s Nutritional Lipids Division from February 2011 through October 2011 and as a Senior Advisor to DSM Nutritional Products from November 2011 through October 2012. After joining Martek in 1992 and serving in various management positions, including Chief Financial Officer, Treasurer, Secretary, General Counsel and Senior Vice President, Business Development, he served as President of Martek from 2003 to 2006. Mr. Dubin currently serves as a member of the board of directors of privately held companies Alcresta Therapeutics, Inc., The UCAN Company, Triton Algae Innovations, Ltd. and Phytolon LTD. From January 2014 to January 2018, Mr. Dubin served on the board of directors of Enzymotec Ltd. Mr. Dubin is a certified public accountant and a member of the Maryland Bar. He holds a bachelor’s degree in accounting from the University of Maryland and a J.D. from the National Law Center at George Washington University. We believe Mr. Dubin is qualified to serve on the Board because of his accounting experience and extensive experience working with emerging growth and middle-market companies.

Jeffrey Chodakewitz, M.D. has served as a member of our board of directors since the completion of the merger of resTORbio and Former Adicet in September 2020 and previously served as a member of the board of directors of resTORbio since August 2018. From April 2018 through March 2019, Dr. Chodakewitz served as Executive Vice President, Clinical Medicine and External Innovation, at Vertex. Prior to that role, Dr. Chodakewitz held the roles of Chief Medical Officer and Executive Vice President, Global Medicines Development and Medical Affairs at Vertex from January 2014 to April 2018 and was a member of the Vertex Executive Committee. Prior to joining Vertex in January 2014, he spent over 20 years at Merck & Co., where he served in a number of positions including Head of Infectious Diseases and Vaccines Global Development from August 2013 to December 2013, Senior Vice President of Global Scientific Strategy (Infectious Disease, Respiratory & Immunology) from January 2013 to August 2013 and Senior Vice President of Late Stage Development from March 2011 to January 2013. Dr. Chodakewitz is a Diplomate of the National Board of Medical Examiners and the American Board of Internal Medicine (both Internal Medicine and Infectious Disease). Dr. Chodakewitz currently serves as a member of the board of directors of public companies Schrodinger, Inc. and Freeline Therapeutics Holdings plc., and previously served on the board of public company Tetraphase Pharmaceuticals Inc., which was acquired by La Jolla Pharmaceutical Company in July 2020. He holds a B.S in Biochemistry cum laude from Yale University and an M.D. from the Yale University School of Medicine. We believe Dr. Chodakewitz is qualified to serve on the Board because of his extensive experience working for various pharmaceutical and biotechnology companies.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiary.

Executive Officers Who Are Not Directors

The following table identifies our executive officers who are not directors, and sets forth their current positions at Adicet Bio and their ages as of March 16, 2021.

Name	Positions Held with Adicet Bio	Officer Since	Age
Stewart Abbot, Ph.D.	Chief Scientific and Operating Officer	2018	54
Francesco Galimi, M.D., Ph.D.	Chief Medical Officer	2019	53
Carrie Krehlik	Chief Human Resource Officer	2017	53
Nick Harvey	Chief Financial Officer	2020	60
Don Healey, Ph.D.	Chief Technology Officer	2020	59

You should refer to “Class I Directors” above for information about our Chief Executive Officer and President, Chen Schor. Biographical information for our other executive officers, as of March 15, 2021, is set forth below.

Stewart Abbot, Ph.D. has served as our Senior Vice President, Chief Scientific Officer and Chief Operating Officer since the completion of the merger of resTORbio and Former Adicet in September 2020 and previously served as Senior Vice President, Chief Scientific Officer and Chief Operating Officer of Former Adicet since July 2018. From July 2015 to June 2018, Dr. Abbot served as the Vice President of Translational Research and Chief Development Officer of Fate Therapeutics, Inc., a clinical-stage biopharmaceutical company developing cellular immunotherapies for cancer and immune disorders. From June 2007 to July 2015, Dr. Abbot held multiple positions at Celgene Cellular Therapeutics, where he assisted with various cell therapy research and development programs. From October 2003 to June 2007, Dr. Abbot held various positions at GE Healthcare Biosciences and GE Global Research. Dr. Abbot received a B.Sc. in Biological Sciences from Edinburgh University, a M.Sc. in Biomedical Engineering from the University of Strathclyde, and a Ph.D. in Cell Biology and Pathology from the University of London.

Francesco Galimi, M.D., Ph.D. has served as our Chief Medical Officer since the completion of the merger of resTORbio and Former Adicet in September 2020 and previously served as Chief Medical Officer of Former Adicet since September 2019. Prior to Adicet, Dr. Galimi worked at Amgen Inc., where he served as Global Program General Manager, Early Development from August 2015 to September 2019. During his tenure at Amgen, he was responsible for the cross-functional strategy and execution of a portfolio of oncology programs, from pre-IND to late-stage. From November 2014 to August 2015, Dr. Galimi was the Head of Clinical Development at Onyx Pharmaceuticals Inc., where he led the Oncology Clinical Development Group. From 2011 to 2014 he served in leadership roles at the Genomics Institute of the Novartis Research Foundation, leading the early development of a portfolio of oncology programs. Dr. Galimi holds a M.D. from the University of Torino Medical School with a specialty certification in Medical Oncology, and a Ph.D. from the University of Torino Medical School.

Carrie Krehlik has served as our Chief Human Resource Officer since the completion of the merger of resTORbio and Former Adicet in September 2020 and previously served as Chief Human Resource Officer of Former Adicet since November 2017. From July 2016 to November 2017, Ms. Krehlik served as a consultant to Blue Beyond Consulting. From July 2015 to June 2016, Ms. Krehlik served as the Vice President of Human Resources of ZS Pharma, Inc., a biopharmaceutical company developing therapies for ion imbalances. From December 2012 to March 2015, Ms. Krehlik served as the Vice President of Human Resources at InterMune, a biopharmaceutical company developing and commercializing therapies in pulmonology and orphan fibrotic diseases. Ms. Krehlik received a B.Sc. in Organizational Behavior from Miami University, and an MBA in International Business from San Francisco State University.

Nick Harvey has served as our Chief Financial Officer since the completion of the merger of resTORbio and Former Adicet in September 2020. Previously, he served as the Chief Financial Officer since July 2018 and the Executive Vice President and Treasurer since October 2018 of Centrexion Therapeutics Corporation until December 2019, then as Senior Advisor through January 2020. From June 2017 through June 2018, he served as an independent consultant to private and public life science companies. Prior to that, Mr. Harvey served as the Chief Financial Officer of Radius Health Inc. from December 2006 to May 2017. Mr. Harvey received a Bachelor of Economics degree and a Bachelor of Laws degree with first-class honors from the Australian National University and an M.B.A. from the Harvard Business School.

Don Healey, Ph.D. has served as our Chief Technology Officer since October 2020. From February 2017 to October 2020, Dr. Healey served as the Senior Vice President, Operations and Site Head for KBI Biopharma, Inc., a biopharmaceutical contract services organization. From April 2010 to February 2017, Dr. Healey held multiple roles at Opexa Therapeutics, Inc. (“Opexa”) where he was responsible for all pre-clinical scientific development, closed-system process design and the scaling of Opexa’s autologous T-cell immunotherapy. From March 2001 to April 2010, Dr. Healey held various positions at Argos Therapeutics, Inc. and ML Laboratories, UK, (formerly Cobra Biotherapeutics). Dr. Healey received his Ph.D. from University of London, and holds a B.Sc. in Cellular Pathology from Bristol University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – To amend and restate the Company’s 2018 Employee Stock Purchase Plan

Proposal

On March 2, 2021, upon the recommendation of the compensation committee of our board of directors (referred to as the “compensation committee”), our board of directors approved the amendment and restatement of the 2018 Employee Stock Purchase Plan (as amended and restated, referred to as the “2018 ESPP”), subject to approval by our stockholders at the Annual Meeting.

As of March 1, 2021 (the “Record Date”), a total of 31,581,277 shares of our common stock were outstanding. The 2018 ESPP share reserve will represent approximately 1.7% of the total number of shares of our common stock outstanding as of the Record Date.

The 2018 ESPP permits eligible employees to purchase shares of our common stock through payroll deductions at 85% of the fair market value of the common stock as of the applicable grant date or exercise date, whichever is lower. As of March 16, 2021, there were 209,135 shares available for future awards under the 2018 ESPP as in effect prior to its amendment and restatement.

Based solely on the closing price of our common stock as reported by NASDAQ on March 16, 2021, which was $15.78, and the maximum number of shares that would have been available for awards as of such date under the 2018 ESPP, as amended and restated, the maximum aggregate market value of the common stock that could potentially be issued under the 2018 ESPP, as amended and restated, is $8,280,950.

Our board of directors is submitting the 2018 ESPP for approval by our stockholders and has specifically conditioned its effectiveness on such approval. If our stockholders do not approve the 2018 ESPP, the 2018 ESPP as in effect prior to its amendment will remain in effect. In such event, our board of directors will consider whether to adopt alternative arrangements based on its assessment of our needs.

Our Board believes that the adoption of the 2018 ESPP is in the best interests of our company and our stockholders and recommends a vote “FOR” this proposal.

Summary of Material Features of the 2018 ESPP

The following description of certain provisions of the 2018 ESPP is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2018 ESPP, a copy of which is attached hereto as Annex A and is incorporated herein by reference.  The 2018 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

Shares Subject to the Plan.  If this Proposal 2 is approved by our stockholders, the 2018 ESPP reserves and authorizes the issuance of up to a total of 524,775 shares of common stock to participating employees. The 2018 ESPP provides that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2022 and each January 1 thereafter through January 1, 2028, by the least of (i) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31; (ii) 1,262,560 shares or (iii) such number of shares as determined by the compensation committee. The number of shares reserved under the 2018 ESPP is subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization.

Plan Administration. The 2018 ESPP will be administered by the compensation committee, which will have full authority to make, administer and interpret such rules and regulations regarding the 2018 ESPP as it deems advisable. The compensation committee has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the 2018 ESPP and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the 2018 ESPP; (iii) make all determinations it deems advisable for the administration of the 2018 ESPP; (iv) decide all disputes arising in connection with the 2018 ESPP; and (v) otherwise supervise the administration of the 2018 ESPP. All interpretations and decisions of the compensation committee shall be binding on all persons.

Eligibility.  All employees who have completed at least three months of employment and whose customary employment is for more than 20 hours per week are eligible to participate in the 2018 ESPP. However, any employee who owns 5% or more of the total combined voting power or value of all classes of stock is not eligible to purchase shares under the 2018 ESPP.  No person who owns or holds, or as a result of participation in the 2018 ESPP would own or hold, common stock or options to purchase common stock, that together equal to 5% or more of total outstanding common stock is entitled to participate in the 2018 ESPP.  As of March 16, 2021, there are approximately 81 employees who would be eligible to participate in the ESPP.

Offering Periods.  We will make one or more offerings each year to our employees to purchase shares under the 2018 ESPP. Unless otherwise determined by the compensation committee, offerings will usually begin on each January 1 and July 1 and will continue for six-month periods, referred to as offering periods.  The compensation committee may, in its discretion, designate a different period for any offering, provided that no offering period shall exceed one year in duration or overlap any other offering period.

Participation; Payroll Deductions.  Participation in the 2018 ESPP is voluntary. Each eligible employee may elect to participate in any offering by submitting an enrollment form at least 15 business days before the relevant offering date (or by such other deadline as specified by the compensation committee).  Each eligible employee who is a participant in the 2018 ESPP may purchase shares by authorizing payroll deductions of up to 15% of his or her base compensation during an offering period. Unless the participating employee has previously withdrawn from the offering, his or her accumulated payroll deductions will be used to purchase shares on the last business day of the offering period, or the exercise date.   The maximum number of shares of common stock a participant may purchase will equal the lowest of (a) a number of shares of common stock determined by dividing such participant’s accumulated payroll deductions on such date by the applicable exercise price, (b) a number of shares determined by dividing $25,000 by the fair market value of our common stock on the first day of the offering; or (c) such other lesser maximum number of shares as shall have been established by the compensation committee in advance of the offering period (subject to certain additional limitations).Under applicable tax rules, an employee may purchase no more than $25,000 worth of shares of common stock, valued at the start of the purchase period, under the 2018 ESPP in any calendar year.  Any amount remaining in a participant’s account at the end of an offering period solely by reason of the inability to purchase a fractional share will be carried forward to the next offering period; any other balance remaining in a participant’s account at the end of an offering period will be refunded to the participant promptly. The accumulated payroll deductions of any employee who is not a participant on the last day of an offering period will be refunded. An employee’s rights under the 2018 ESPP terminate upon voluntary withdrawal from the plan or when the employee ceases employment with us for any reason.

Exercise Price.  On the exercise date of each offering period, the participant is deemed to have exercised the option, at the exercise price, to the extent of accumulated payroll deductions.  The option exercise price is equal to 85% of the fair market value of the shares on the first business day or the last business day of the offering period, whichever is lower.

Terms of Participation. Except as may be permitted by the compensation committee in advance of an offering, a participant may not increase or decrease the amount of his or her payroll deductions during any offering period but may increase or decrease his or her payroll deduction with respect to the next offering period by filing a new enrollment form at least 15 business days before the next offering (or by such other deadline as specified by the compensation committee). A participant may withdraw from an offering period at any time without affecting his or her eligibility to participate in future offering periods. If a participant withdraws from an offering period, that participant may not again participate in the same offering period, but may enroll in subsequent offering periods. A participant’s withdrawal will be effective as of the business day following the participant’s delivery of written notice of withdrawal under the 2018 ESPP.

Amendments and Termination.  The 2018 ESPP may be terminated or amended by our board of directors at any time. An amendment that increases the number of shares of common stock authorized under the ESPP and certain other amendments require the approval of our stockholders.

Rationale for Share Increase and Evergreen Provision

Approval of the 2018 ESPP will allow us to provide our employees (which may include employees of our subsidiaries) with the opportunity to acquire an ownership interest in us through their participation in the ESPP, thereby encouraging them to remain in our service and more closely aligning their interests with those of our stockholders.

New Plan Benefits

Since participation in the 2018 ESPP is voluntary, the benefits or amounts that will be received by or allocated to any individual or group of individuals under the 2018 ESPP in the future are not determinable.

Summary of Federal Income Tax Consequences

The following is a summary of the principal federal tax consequences of certain transactions under the 2018 ESPP.  It does not describe all federal tax consequences under the 2018 ESPP, nor does it describe state or local tax consequences.  The 2018 ESPP, and the rights of participating employees to make purchases thereunder, qualify for treatment under the provisions of Sections 421 and 423 of the Internal Revenue Code. Under these provisions, a participant recognizes no taxable income either as a result of participation in the 2018 ESPP or upon exercise of an option to purchase shares of our common stock under the terms of the 2018 ESPP.

If a participant disposes of shares purchased upon exercise of an option granted under the 2018 ESPP within two years from the first day of the applicable offering period or within one year from the exercise date, which we refer to as a “disqualifying disposition,” the participant will realize ordinary income in the year of that disposition equal to the amount by which the fair market value of the shares on the date the shares were purchased exceeds the purchase price. The amount of ordinary income will be added to the participant’s basis in the shares, and any additional gain or resulting loss recognized on the disposition of the shares will be a capital gain or loss. A capital gain or loss will be long-term if the participant’s holding period is more than 12 months, or short-term if the participant’s holding period is 12 months or less.

If the participant disposes of shares purchased upon exercise of an option granted under the 2018 ESPP at least two years after the first day of the applicable offering period and at least one year after the exercise date, the participant will realize ordinary income in the year of disposition equal to the lesser of (1) 15% of the fair market value of the common stock on the first day of the offering period in which the shares were purchased and (2) the excess of the amount actually received for the common stock over the amount paid. The amount of any ordinary income will be added to the participant’s basis in the shares, and any additional gain recognized upon the disposition after that basis adjustment will be a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the exercise price, there will be no ordinary income and any loss recognized will be a long-term capital loss.

Vote Required; Recommendation of the Adicet Bio Board

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the approval of the Amended and Restated 2018 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

PROPOSAL NO. 3 – To amend and restate the Company’s 2018 Stock Incentive Plan

Our board of directors believes that stock-based incentive awards can play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of Adicet Bio and its subsidiaries upon whose judgment, initiative and efforts we largely depend for the successful conduct of its business, to acquire a proprietary interest in the Company. Our board of directors believes that providing such persons with a direct stake in Adicet Bio assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on Adicet Bio’s behalf and strengthening their desire to remain with the Company.

On March 2, 2021, upon the recommendation of the compensation committee, the Board approved an amendment and restatement of the 2018 Stock Option and Incentive Plan (as amended and restated, referred to as the “2018 Plan”), subject to stockholder approval, to, among other things, increase the aggregate number of shares authorized for issuance under the 2018 Plan by 1,500,000 shares, plus on January 1, 2022 and each January 1, thereafter, the number of shares authorized for issuance shall be increased by the lesser of 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or such lesser number as determined by the compensation committee. This amendment was designed to enhance the flexibility of the compensation committee in granting stock options and other awards to the Company’s employees, non-employee directors and other key persons and to ensure that Adicet Bio can continue to grant stock options and other awards to such persons at levels determined to be appropriate by the compensation committee.

As of March 16, 2021, there were stock options to acquire 4,768,980 shares of common stock outstanding under Adicet Bio’s equity compensation plans, with a weighted average exercise price of $12.79. In addition, as of March 16, 2021 there were no full value awards outstanding under Adicet Bio’s equity compensation plans. As of March 16, 2021, there were 1,072,657 shares of common stock available for awards under Adicet Bio’s equity compensation plans.

Summary of Material Features of the Adicet Bio 2018 Plan

If this Proposal 3 is approved by our stockholders, the material features of the 2018 Plan, as amended and restated, are:

•

The maximum number of shares of common stock to be issued under the 2018 Plan is 5,136,003; thereafter, such maximum number shall be increased on January 1, 2022 and on each January 1 thereafter by the lesser of an amount as determined by the Compensation Committee or 5% of the number of shares of stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”);

•

The maximum number of shares of common stock that be issued under the 2018 Plan as incentive stock options is 5,136,003, as increased on January 1, 2022 and each January 1 thereafter by the lesser of the Annual Increase or 3,150,000 shares of common stock.

•	All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the Adicet Bio 2018 Plan, subject to the discretion of the administrator
•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;

•	Shares reacquired on the open market will not be added to the reserved pool under the 2018 Plan;
•	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;
•	The value of all awards awarded under the 2018 Plan and all other cash compensation paid by Adicet Bio to any non-employee director in any calendar year may not exceed $1,000,000;
•	To the extent required by NASDAQ, any material amendment to the 2018 Plan is subject to approval by Adicet Bio stockholders: and
•	The term of the 2018 Plan will expire on April 27, 2031.

Based solely on the closing price of our common stock as reported by Nasdaq on March 16, 2021, which was $15.78, and the maximum number of shares that would have been available for awards as of such date under the 2018 Plan, as amended and restated, the maximum aggregate market value of the common stock that could potentially be issued under the 2018 Plan, as amended and restated, is $16,926,527. The shares of common stock underlying any awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by Adicet Bio prior to vesting, satisfied without the issuance of common stock or otherwise terminated, other than by exercise, under the 2018 Plan and Adicet Bio’s 2015 Stock Incentive Plan referred to as the “2015 Plan”) will be added back to the shares of common stock available for issuance under the 2018 Plan and 2015 Plan, respectively. Shares of common stock repurchased on the open market will not be added back to the shares of common stock available for issuance under the 2018 Plan or 2015 Plan.

Rationale for Share Increase and Evergreen Provision

The 2018 Plan is critical to Adicet Bio’s ongoing effort to build stockholder value following the merger. Equity incentive awards are an important component of Adicet Bio’s executive and non-executive employees’ compensation. Adicet Bio’s compensation committee and the board of directors believe that Adicet Bio must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for continued growth and success.

Adicet Bio manages its long-term stockholder dilution by limiting the number of equity incentive awards granted annually. The compensation committee carefully monitors Adicet Bio’s annual net burn rate, total dilution and equity expense in order to maximize stockholder value by granting only the number of equity incentive awards that it believes are necessary and appropriate to attract, reward and retain Adicet Bio’s employees. Adicet Bio’s compensation philosophy reflects broad-based eligibility for equity incentive awards for high performing employees. By doing so, Adicet Bio links the interests of those employees with those of the Adicet Bio stockholders and motivate its employees to act as owners of the business.

Summary of the 2018 Plan

The following description of certain provisions of the 2018 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2018 Plan, a copy of which is attached hereto as Annex B and is incorporated herein by reference.

Administration

The 2018 Plan will be administered by the compensation committee. The compensation committee has full power to select from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2018 Plan. The compensation committee may delegate to the chief executive officer or one or more executive officers the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Securities Exchange Act, subject to certain limitations and guidelines.

Eligibility; Plan Limits

All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2018 Plan, subject to the discretion of the administrator. As of March 16, 2021, approximately 108 individuals were eligible to participate in the 2018 Plan, which includes 6 executive officers, 76 employees who are not executive officers, 6 non-employee directors and 20 consultants. There are certain limits on the number of awards that may be granted under the 2018 Plan. For example, no more than 5,136,003 shares of common stock (as increased each year by the Annual Increase and subject in each case to adjustment for stock splits and similar events) may be granted in the form of incentive stock options.

Director Compensation Limit

The 2018 Plan provides that the value of all awards awarded under the 2018 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $1,000,000.

Stock Options

The 2018 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2018 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The option exercise price of each option will be determined by the Compensation Committee but may not be less than 100% of the fair market value of the common stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of common stock on Nasdaq. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant. The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the 2018 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, non-qualified options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights

The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock

The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period.  During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units

The compensation committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of common stock or cash subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the compensation committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards

The compensation committee may also grant shares of common stock that are free from any restrictions under the 2018 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights

The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights granted as a component of another award (other than a stock option or stock appreciation right) may be paid only if the related award becomes vested. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards

The compensation committee may grant cash bonuses under the 2018 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Performance Share Awards

The compensation committee may grant performance share awards to any participant which entitle the recipient to receive shares of common stock upon the achievement of certain performance goals and such other conditions as the compensation committee shall determine.

Change of Control Provisions

In the event of a “sale event,” as defined in the 2018 Plan, awards under the 2018 Plan may be assumed, continued or substituted.  In the event that awards are not assumed, continued or substituted, except as otherwise provided by the compensation committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the compensation committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights. The compensation committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc.

The 2018 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2018 Plan, to certain limits in the 2018 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events (including the reverse stock split to be effected in connection with the merger).

Tax Withholding

Participants in the 2018 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The compensation committee may require that tax withholding obligations satisfied by withholding shares of common stock to be issued pursuant to exercise or vesting.  The compensation committee may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination

The Board of Directors may at any time amend or discontinue the 2018 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of Nasdaq, any amendments that materially change the terms of the 2018 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan

The 2018 Plan, as amended and restated, was approved by our board of directors on March 2, 2021.  Awards of incentive options may be granted under the 2018 Plan until March 2, 2031. No other awards may be granted under the 2018 Plan after the date that is ten years from the 2018 Plan, as amended and restated is approved by our stockholders.

New Plan Benefits

All awards to executive officers in future periods are made at the discretion of the compensation committee and our board of directors. Therefore, the benefits and amounts that will be received or allocated under the 2018 Plan to such persons are not determinable at this time, and we have not included a table that reflects such awards.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2018 Plan. It does not describe all federal tax consequences under the 2018 Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof, and (ii) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time a non-qualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option exercise price and the fair market value of the shares of common stock on the date of exercise, and we receive a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards.    The Company generally will be entitled to a tax deduction in connection with other awards under the 2018 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments.    The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions.    Under Section 162(m) of the Code, the Company’s deduction for awards under the 2018 Plan may be limited to the extent that any “covered employee” (as defined in Section 162(m) of the Code) receives compensation in excess of $1 million a year.

Vote Required; Recommendation of the Adicet Bio Board

The affirmative vote of a majority of shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal is required for the approval of the Amended and Restated 2018 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED 2018 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL NO. 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP
AS ADICET BIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2021

Adicet Bio’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP, or KPMG, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. KPMG previously served as resTORbio’s independent registered public accounting Subsequent to the Merger in September 2020, KPMG has served as Adicet Bio’s independent registered public accounting firm since 2020.

On September 24, 2020, following the closing of the Merger, the Company dismissed PricewaterhouseCoopers LLP, or PWC, as the independent registered public accounting firm of Adicet Bio, Inc. and appointed KPMG, resTORbio’s independent registered public accounting firm, as our going-forward independent registered public accounting firm. The engagement of KPMG was approved by the Audit Committee of the Board of Directors. We filed a Current Report on Form 8-K with the SEC on October 1, 2020 announcing the change in auditors, which filing is incorporated by reference herein.

The audit committee is solely responsible for selecting Adicet Bio’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint KPMG as Adicet Bio’s independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Adicet Bio and its stockholders.

A representative of KPMG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

The following table presents fees for professional services rendered by PWC in fiscal year 2019 and 2020 and KPMG during fiscal 2020 for the Company’s audit of the consolidated financial statements and for other services.

Fee Category	Fiscal Year 2020	Fiscal Year 2019
Audit Fees(1)	$690,000	$190,000
Audit-Related Fees(2)	968,200	1,601,894
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$1,658,200	$1,791,894

(1)

Audit fees consisted of fees for the audit of our annual financial statements included in our annual report on Form 10-K, the review of our interim financial statements included in our quarterly reports on Form 10-Q. Of the audit fees during the year ended December 31, 2020 and 2019, $0.2 million and $0.2 million were incurred by PWC and $0.5 million and $0 were incurred by KPMG, respectively. During the fiscal 2020, Adicet had total audit fees of $0.6 million, of which $0.2 million and $0.4 million were incurred by PWC and KPMG, respectively. In 2020, resTORbio incurred $60,000 audit fees in connection with quarterly reviews performed by KPMG, prior to the Merger. These expenses were incurred and paid by resTORbio before the Merger and were not recognized by Adicet Bio under the Merger accounting.

(2)

Audit-related fees consisted of fees related to registration statements, comfort letters and consents. Of the audit-related fees, during the year ended December 31, 2020 and 2019, $0.6 million and $1.6 million were incurred by PWC and $0.4 million and $0 were incurred by KPMG, respectively. In 2020, Adicet paid total audit-related fees of $0.8 million, of which $0.6 million and $0.2 million were paid to PWC and KPMG, respectively. In 2020, resTORbio incurred $0.2 million audit-related fees for registration statements in connection to the Merger. These expenses were incurred and paid by resTORbio before the close of the Merger and were not recognized by Adicet Bio under the Merger accounting.

(3)	There were no tax fees in fiscal years 2020 and 2019.
(4)	There were no other fees for fiscal years 2020 and 2019.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2019 and 2020 fiscal years, no services were provided to us by KPMG or PwC, as applicable, other than in accordance with the pre-approval policies and procedures described above.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS ADICET BIO’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

CORPORATE GOVERNANCE

Management Following the Merger

Prior to September 15, 2020, we were a clinical-stage biopharmaceutical company known as resTORbio, Inc. (“resTORbio”). On September 15, 2020, we completed our business combination whereby a wholly-owned subsidiary of resTORbio merged with and into Adicet Bio, Inc. (“Former Adicet”), with Former Adicet surviving as a wholly-owned subsidiary of resTORbio and changing its name to Adicet Therapeutics, Inc. (such transactions, the “Merger”). In connection with the completion of the Merger, resTORbio was renamed Adicet Bio, Inc. (“Adicet Bio”).

Prior to the Merger, Former Adicet was led by Anil Singhal, Ph.D. as President and Chief Executive Officer and its board of directors was composed of: Erez Chimovits, Carl L. Gordon, Ph.D., Aya Jakobovits, Ph.D., Donald Santel, Yair Schindel, M.D., Michal Silverberg, Ph.D., and Asish Xavier, Ph.D. In connection with the Merger, the following Former Adicet and resTORbio officers joined Adicet Bio’s management team: Stewart Abbot, Ph.D., as Senior Vice President and Chief Operating and Scientific Officer, Francesco Galimi, M.D., Ph.D., as Senior Vice President and Chief Medical Officer, Lloyd Klickstein, M.D., Ph.D., as Chief Innovation Officer and Carrie Krehlik, as Senior Vice President and Chief Human Resource Officer. Dr. Klickstein resigned from the Company in February 2021 and will continue to serve the Company as a consultant.

Post-Merger, the combined company is led by Chen Schor as President and Chief Executive Officer. We have offices in Boston, Massachusetts, and Menlo Park, California. Our principal executive offices are located at 500 Boylston Street, 13th Floor, Boston, MA 02116. The Board of Directors (the “Board”) of Adicet was composed of Carl Gordon, Ph.D. (Chairman), Erez Chimovits, Aya Jakobovits, Ph.D., and Yair Schindel, M.D., who joined from Adicet’s board of directors, and Jeffery A. Chodakewitz, M.D. and Mr. Schor, who joined from resTORbio’s board of directors, and Steve Dubin, who joined the Board at the closing of the Merger. The Company appointed Dr. Bastiano Sanna and Dr. Andrew Sinclair to the Board effective as of December 1, 2020 and March 2, 2021, respectively. Dr. Schindel and Mr. Chimovits resigned from the Board on November 24, 2020 and March 2, 2021, respectively. The resignations were not the result of any disagreements with the Company or its Board or any matter relating to the Company’s operations, policies, or practices.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee recommended nominee for a position on our board of directors are as follows:

•	nominees should demonstrate high standards of personal and professional ethics and integrity;
•	nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;
•	nominees should have skills that are complementary to those of the existing board;
•	nominees should have the ability to assist and support management and make significant contributions to the Company’s success; and
•

nominees should have an understanding of the fiduciary responsibilities that is required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. Stockholder proposals should be addressed to Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary. Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders. See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC, or Nasdaq, rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including:  the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all members of the board of directors, except Mr. Schor, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Schor is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, investor.adicetbio.com/corporate-governance/governance-highlights.

Audit Committee

Prior to the Merger, resTORbio’s audit committee was composed of Paul Fonteyne, Michael Grissinger and Lynne Sullivan and chaired by Ms. Sullivan. In connection with the Merger, Steve Dubin, Jeffrey Chodakewitz and Yair Schindel were appointed to our audit committee, with Mr. Dubin serving as chairperson. Currently, Steve Dubin, Bastiano Sanna, Ph.D., Jeffrey A. Chodakewitz, M.D. and Andrew Sinclair, Ph.D. serve on our audit committee, which is chaired by Mr. Dubin. Dr. Sanna and Dr. Sinclair were appointed to the audit committee in November 2020 and March 2021, respectively. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Steve Dubin as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During the fiscal year ended

December 31, 2020, the audit committee met 11 times. The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre‑approving auditing and permissible non‑audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt and retention of accounting‑related complaints and concerns;
•

recommending based upon the audit committee’s review and discussions with management and our independent registered public accounting firm whether our audited financial statements shall be included in our Annual Report on Form 10‑K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•	reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Prior to the Merger, resTORbio’s compensation committee was composed of Paul Fonteyne, Jonathan Silverstein and Jeffrey Chodakewitz, M.D. and chaired by Mr. Fonteyne. In connection with the Merger, Jeffrey Chodakewitz, M.D., Carl Gordon, Ph.D., and Aya Jakobovits, Ph.D. were appointed to serve on the compensation committee, which is chaired by Dr. Gordon. Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the compensation committee met six times. The compensation committee’s responsibilities include:

•	annually reviewing and recommending to the board of directors corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determine the compensation of our chief executive officer;
•	reviewing and approving the compensation of our other executive officers;
•	reviewing and establishing our overall management compensation, philosophy, and policy;
•	reviewing and making recommendations to the board regarding our compensation and similar plans;
•	evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

•	retaining and approving the compensation of any compensation advisors;
•	reviewing and making recommendations to our board of directors about our policies and procedures for the grant of equity‑based awards;
•	evaluating and making recommendations to the board of directors about director compensation;
•	preparing the compensation committee report required by SEC rules, if and when required, to be included in our annual proxy statement;
•	reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters; and
•	reviewing and discussing with the board of directors corporate succession plans for our chief executive officers and our other key officers.

Nominating and Corporate Governance Committee

Prior to the Merger, resTORbio’s nominating and corporate governance committee was composed of Paul Fonteyne, Jonathan Silverstein and Jeffrey Chodakewitz, M.D. and chaired by Mr. Silverstein. In connection with the Merger, Erez Chimovits, Aya Jakobovits and Steve Dubin were appointed to our nominating and corporate governance committee, with Mr. Chimovits serving as the chairperson. Mr. Chimovits resigned from our Board and related committees on March 2, 2021. Currently, Steve Dubin, Aya Jakobovits, Ph.D., and Andrew Sinclair, Ph.D. serve on the nominating and corporate governance committee, which is chaired by Dr. Sinclair. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During the fiscal year ended December 31, 2020, the nominating and corporate governance committee met two times. The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors criteria for board and committee membership;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	identifying individuals qualified to become members of the board of directors;
•	recommending to the board of directors the persons to be nominated for election as directors and to each of the board of directors’ committees;
•	developing and recommending to the board of directors a code of business conduct and ethics and a set of corporate governance guidelines; and
•	overseeing the annual evaluation of our board of directors and management.

The nominating and corporate governance committee considers candidates for Board of Director membership suggested by its members and the Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met 23 times during 2020. During 2020, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at investor.adicetbio.com/corporate-governance/governance-highlights. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairman of the board is separated from the role of chief executive officer, and we plan to keep these roles separate. We believe that separating these positions allows our chief executive officer to focus on our day‑to‑day business, while allowing the chairman of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction, and intellectual property. Management is responsible for the day‑to‑day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Adicet Bio

Any interested party with concerns about our company may report such concerns to the board of directors or the chairman of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Adicet Bio, Inc.
500 Boylston Street, 13th Floor

Boston, Massachusetts 02116
United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Adicet Bio’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Adicet Bio’s legal counsel, with independent advisors, with non-management directors, or with Adicet Bio’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Adicet Bio regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Adicet Bio has also established a toll-free telephone number for the reporting of such activity, which is 1-866-207-4643.

Director Compensation

The table below shows all compensation earned by or paid to our non-employee directors during 2020. Mr. Schor, our chief executive officer, does not receive any compensation for his services as director and, consequently, is not included in this table. The compensation received by Mr. Schor during 2020 is set forth in the section of this Proxy Statement captioned “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned (1)	Option Awards (2)(3)	Total
Erez Chimovits(4)	$12,542	$315,201	$327,743
Jeffrey Chodakewitz, M.D. (5)	45,021	315,201	360,222
Steve Dubin	15,750	315,201	330,951
Paul Fonteyne (5)	40,021	—	40,021
Carl Gordon, Ph.D.	21,875	315,201	337,076
Michael Grissinger (5)	30,104	—	30,104
Aya Jakobovits, Ph.D.	12,833	315,201	328,035
Bastiano Sanna, Ph.D.(6)	3,542	229,636	233,178
Yair Schindel(7)	8,107	—	8,107
Jonathan Silverstein (5)	30,458	—	30,458
David Steinberg (5)	24,792	—	24,792
Lynne Sullivan (5)	35,417	—	35,417

(1)	Amounts represent cash compensation for services rendered by each member of the board of directors.

(2)

Amounts shown reflect the grant date fair value of stock option awards granted during 2020. The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, Compensation — Stock Compensation, disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the director upon exercise of the stock options. See note 18 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2020 regarding assumptions we made in determining the fair value of option awards.

(3)	The following table shows the number of outstanding stock options held by our directors as of December 31, 2020:

Name	Number of Shares Underlying Outstanding Stock Options
Erez Chimovits	30,000
Jeffrey Chodakewitz, M.D.	30,000
Steve Dubin	30,000
Carl Gordon, Ph.D.	30,000
Aya Jakobovits, Ph.D.	30,000
Bastiano Sanna, Ph.D.	28,828
Yair Schindel	—
(4)

Mr. Chimovits resigned from the Board on March 2, 2021. Mr. Chimovits’ resignation was not the result of any disagreement with the Company or its Board of Directors or any matter relating to the Company’s operations, policies, or practices.

(5)

Each of Messrs. Chodakewitz, Fonteyne, Grissinger, Silverstein and Steinberg and Ms. Sullivan were members of the board of directors of resTORbio and resigned upon completion of the Merger. All fees were earned prior to the completion of the Merger. Mr. Chodakewitz was reappointed to the Board upon completion of the Merger and remains a member of the Board of the Company. In fiscal year 2020, Mr. Chodakewitz earned $45,021 in fees, of which $31,167 were paid by resTORbio and $13,854 were paid by Adicet Bio.

(6)	Dr. Sanna was appointed to the Board effective as of December 1, 2020.
(7)

Dr. Schindel resigned from the Board on November 24, 2020. Dr. Schindel’s resignation was not the result of any disagreement with the Company or its Board of Directors or any matter relating to the Company’s operations, policies, or practices.

Under our director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of each committee receives a higher retainer for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairperson Additional Annual Fee
Board of Directors	$35,000	$30,000
Audit Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	4,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred by our non-employee directors in connection with attending our meetings of the board of directors and committees thereof.

In connection with the merger, the existing non-employee directors elected to our board of directors were granted an option to purchase 30,000 shares of our common stock on the date of such director’s election or appointment to the board of directors. These options vest monthly over three years. Post-merger, any new non-employee directors elected to our board of directors were granted an option to purchase 30,000 shares of our common stock on the date of such director’s election or appointment to the board of directors. These options vest monthly over the following three years. In February 2021, the board of directors approved an updated non-employee director compensation policy to provide that any new non-employee directors elected to our board of directors will be granted an option to purchase 37,000 shares of our common stock on the date of such director’s election or appointment to the board of directors. These options vest monthly over the following three years. On the date of each annual meeting of stockholders of our company, each non-employee director will be granted an additional option to purchase 18,500 shares of our common stock, which will vest fully upon the earlier to occur of the first anniversary of the date of grant or the date of the next annual meeting.

This program is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Executive Compensation

Summary Compensation Table

The following table provides information concerning the total compensation awarded to, paid to, or earned by our principal executive officer(s) and two other persons serving as named executive officers during 2020 who were the most highly compensated officers for the years ended December 31, 2020 and 2019. Mr. Singhal served as Chief Executive Officer from January 1, 2020 to September 15, 2020 and Mr. Schor served as Chief Executive Officer from September 15, 2020 to the present.

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	Non-Equity Incentive Plan Compensation (5)	All Other Compensation (6)	Total
Chen Schor (7)	2020	$499,216	$—	$815,280	$9,710,925	$212,167	$38,700	$11,276,287
President and Chief Executive Officer	2019	479,167	—	436,880	1,664,646	189,150	8,400	2,778,243
Anil Singhal, Ph.D. (8)	2020	338,038	—	—	100,982	211,500	754,000	1,404,520
Chief Executive Officer	2019	307,992	—	—	2,215,879	110,877	69,183	2,703,931
Lloyd Klickstein, M.D., Ph.D.(9)	2020	397,608	—	280,186	2,202,885	—	16,671	2,897,351
Chief Innovation Officer	2019	248,182	—	150,142	1,933,455	77,675	5,869	2,415,323
Francesco Galimi, M.D., Ph.D.(10)	2020	389,212	162,500	—	821,610	115,790	38,677	1,527,789
Chief Medical Officer	2019	105,000	162,500	—	347,480	29,400	15,370	659,750

(1)	The amounts reported in the “Salary” column set forth the base salary earned during each fiscal year.
(2)	The amounts reported in the “Bonus” column set forth the discretionary bonuses.
(3)

The amounts reported in the “Stock Awards” column for 2020 set forth the expense recognized upon the acceleration and settlement of restricted stock units at the close of the Merger.  The amounts reported for 2019 represent the grant date fair value of such awards, computed in accordance with the provisions of ASC, Topic 718.

(4)

The amounts reported in the “Option Awards” column set forth the grant date fair value of options to purchase shares of the Company’s common stock granted during each fiscal year. The amounts are computed in accordance with the provisions of ASC, Topic 718 disregarding the effect of estimated forfeitures related to service-based vesting. These amounts reflect the accounting cost for the stock options and do not correspond to the actual economic value that may be received by the named executive officer upon exercise of the stock options. See Note 18 to our consolidated financial statements appearing at the end of our Annual Report on Form 10-K regarding certain assumptions underlying the valuation of equity awards.

(5)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column set forth the amount of compensation earned by the executive officers  under the Company’s annual performance-based bonus program during each fiscal year.

(6)

The amounts reported in the “All Other Compensation” column set forth all of the compensation for each fiscal year that we could not properly report in any other column of the table, including the incremental cost to the Company of perquisites and other personnel benefits;

(7)

Mr. Schor was Chief Executive Officer of resTORbio prior to the Merger. For disclosure purposes, Mr. Schor’s full-year salary was disclosed including salary he earned at resTORbio of $353,216 between January 1, 2020 and September 15, 2020, as well as salary he earned at the Company of $146,000 from September 16, 2020 to December 31, 2020. Salary paid by resTORbio were expenses incurred by resTORbio pre-merger and were not recognized as expense by Adicet under merger accounting. Mr. Schor’s annual base salary was $520,000 as of September 16, 2020 and was $536,000 effective January 1, 2021, for fiscal year 2021. The amount in All Other Compensation in 2020 includes a payout of $31,212 related to earned paid time off at resTORbio at the close of Merger, 401(k) match contributions of $6,413 and other employee benefits of $1,075 prior to the Merger. These expenses were incurred by resTORbio and were not recognized as expenses by Adicet under the Merger accounting.

(8)

On April 28, 2020, the Company entered into a transition agreement with Dr. Anil Singhal providing for the following compensation: (1) cash payments of (i) $470,000 within 60 days. following the closing of the Merger, (ii) an amount equal to his pro-rated bonus of $211,500 for the 2020 calendar year payable within 60 days following the closing of the Merger, (iii) $250,000 payable in one lump sum on January 1, 2021 and (iv) $24,000 payable within 60 days following the closing of the Merger, (2) 12 months’ of accelerated vesting of his unvested options to purchase the Company’s common stock upon completion of the Merger, and (3) a 12-month post-termination exercise period following termination of his independent contractor services agreement, dated April 28, 2020 (the ICSA), subject to any earlier expiration of the options to purchase the Company’s common stock by their terms. Pursuant to the ICSA, Dr. Singhal provided certain advisory services to the Company for a term of up to 12 months following the closing of the Merger and is entitled to payments of $12,500 per month for such services. In addition, Dr. Singhal is entitled to reimbursement of up to $15,000 of his reasonable and documented legal expenses incurred in connection with such transition agreement. Upon completion of the Merger, Dr. Singhal’s continued service for purposes of vesting of his options to purchase the Company’s common stock until termination of the ICSA without cause in February 2021. Upon termination, Dr. Singhal was entitled to accelerated vesting of unvested options that would have vested from the date of such termination through May 7, 2021. The amount in All Other Compensation for Dr. Singhal in 2020 includes separation payment of $494,000, consulting fees of $37,500 in 2020, $146,900 of stock-based compensation related to his service as an advisor to the Company in 2020, a commuting allowance of $67,050, and 401(k) match contribution of $8,550 in 2020.

(9)

Dr. Klickstein was the Chief Scientific Officer of resTORbio prior to the Merger. Dr. Klickstein’s full-year salary as set forth above includes his salary at resTORbio of $284,262 between January 1, 2020 and September 15, 2020, as well as his salary at the Company of $113,347 between September 16, 2020 and December 31, 2020. Salary paid by resTORbio were expenses incurred by resTORbio pre-merger and are not recognized as expense by Adicet under merger accounting. Dr. Klickstein’s annual base salary was $403,700 effective September 16, 2020 and $413,000 effective January 1, 2021. Dr. Klickstein resigned from the Company as of February 19, 2021.

(10)

Dr. Galimi was appointed the Chief Medical Officer on September 23, 2019 and received a signing bonus of $325,000 paid in two tranches of $162,500 in 2019 and 2020. The amount in All Other Compensation for Dr. Galimi in 2020 includes commuting allowance and relocation expenses of $30,127 and 401(k) match contribution of $8,550.

Narrative to Summary Compensation Table

Our board of directors and compensation committee review compensation annually for our executives. In setting executive base salaries and bonuses and granting equity incentive awards, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company. We target a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, bonus or long-term incentives.

Our board of directors has historically determined our executives’ compensation. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then recommends the compensation for each executive officer. Our board of directors discusses the compensation committee’s recommendations and ultimately approves the compensation of our executive officers without members of management present. In 2020, prior to the Merger, the compensation committee retained the services of Pearl Meyer, as its external compensation consultant. The board of directors and the compensation committee considered Pearl Meyer’s input on certain compensation matters as they deemed appropriate. In connection to the Merger, the Compensation Committee retained Radford to provide executive compensation consulting services. Both firms served at the discretion of the compensation committee and did not provide any other services to the Company during fiscal year 2020 other than those for which they were engaged by the compensation committee. In addition, in 2020, the compensation committee retained the services of Radford to provide compensation consulting services following the Merger.

Our compensation committee requires that its compensation consultants be independent of Company management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. Our compensation committee has determined that both Pearl Meyer and Radford are independent and that neither of their work has raised any conflict of interests.

Annual base salary

Each named executive officer’s base salary is a fixed component of annual compensation for performing specific duties and functions, and has been established by our board of directors taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for our named executive officers are reviewed annually by our compensation committee, typically in connection with our annual performance review process, and adjusted from time to time, based on the recommendation of the compensation committee, to realign salaries with market levels after considering individual responsibilities, performance, and experience.

The table below lists our NEOs’ annual base salary for fiscal 2020 and 2021:

	Annual Salary
Name	2020	2021
Chen Schor(1)	520,000	536,000
Anil Singhal, Ph.D.	470,000	N/A
Lloyd Klickstein, M.D., Ph.D.	403,700	413,000
Francesco Galimi, M.D., Ph.D.(2)	400,000	413,000
(1)	In August 2020, our Compensation Committee recommended, and our Board approved, an increase to Mr. Schor’s salary from $502,000 to $520,000 effective September 16, 2020.
(2)	In August 2020, our Compensation Committee recommended, and our Board approved, an increase to Dr. Galimi’s salary from $385,000 to $400,000 effective September 16, 2020.

Cash bonus

Our named executive officers, as well as other executive officers, are eligible to participate in our Cash Incentive Bonus Plan, or the Bonus Plan, which is an annual bonus program intended to reward our named executive officers for meeting objective or subjective performance goals for a fiscal year. The Bonus Plan provides for cash payments based upon the attainment of performance targets established by the Compensation Committee, which may relate to financial and operational measures or objectives with respect to the Company. Each executive officer who is selected to participate in the Bonus Plan will have a target bonus opportunity set for each performance period.

The table below lists cash bonus target percentages for fiscal 2020 for our NEOs:

	Bonus
Name	2020	2021
Chen Schor	50%	50%
Anil Singhal, Ph.D.	45%	N/A
Lloyd Klickstein, M.D., Ph.D. (1)	40%	40%
Francesco Galimi, M.D., Ph.D. (2)	35%	40%

(1)	Dr. Klickstein resigned in February 2021. Accordingly, he was not entitled to receive an incentive bonus for 2020.
(2)	In April 2020, Dr. Singhal entered into a transition agreement with us, pursuant to which he agreed to receive a prorated target incentive bonus for 2020, payable within 60 days following the Merger.

The corporate goals used in our 2020 Cash Incentive Bonus Plan were proposed by management, and reviewed and approved by our Compensation Committee and our Board. The Board considered and assigned a relative weight to each corporate goal to appropriately focus efforts on achievements that were intended to enhance stockholder value.

Based on the Company’s achievement of certain performance goals and metrics related to our 2020 corporate objectives, the Compensation Committee determined that the bonuses would be paid at 85% of target for each named executive officer and paid in the amounts as set forth above in the Summary Compensation Table.

Long‑term equity incentives

Our equity grant program is intended to align the interests of our named executive officers with those of our stockholders and to motivate them to make important contributions to our performance. In addition, the vesting requirements of our equity awards contribute to executive retention by providing an incentive to our executive officers to remain employed by us during the vesting period.

Significant equity awards are granted at the time an executive officer commences employment. Thereafter, equity awards may be granted at varying times and in varying amounts in the discretion of our Compensation Committee or, if awards are being granted to the Chief Executive Officer, in the discretion of the Board, but are generally made once a year. None of our executive officers is currently party to an employment agreement that provides for an automatic grant of long-term equity incentives.

During the fiscal year ended December 31, 2020, we granted stock options to each of our named executive officers, as shown in more detail in the “Outstanding Equity Awards at Fiscal Year End” table below.

401(k) Savings Plan

We maintain a 401(k) retirement savings plan for the benefit of our employees, including our named executive officers, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to defer a portion of their compensation, within the limits prescribed by the Code, on a pre-tax or after-tax (Roth) basis, through contributions to the 401(k) plan. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As a tax-qualified retirement plan, pre-tax contributions to the 401(k) plan and earnings on those pre-tax contributions are not taxable to the employees until distributed from the 401(k) plan, and earnings on Roth contributions are not taxable when distributed from the 401(k) plan. The 401(k) plan authorizes employer discretionary match contributions. We match 50% of the contributions that eligible participants make to the 401(k) plan up to 6.00% of the participant’s eligible compensation.

Health and Welfare Benefits

All of our full-time employees, including our executive officers, are eligible to participate in our health and welfare benefits, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance, and 401(k) plan. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees.

We do not offer any defined benefit pension plans or nonqualified defined compensation arrangements for our employees, including our named executive officers.

Outstanding Equity Awards at 2020 Fiscal Year End Table

The following table presents information regarding all outstanding stock options and stock awards held by each of our named executive officers on December 31, 2020. All equity awards in the table below were granted under our equity compensation plans.

	Option Awards
	Grant Date	Number of Securities Underlaying Unexercised Options		Vesting Type	Option Exercise Price	Option Expiration Date
Name		Exercisable	Unexercisable
Chen Schor	9/15/2020	36,857	—	(1)	$8.89	12/5/2029
President and Chief Executive Officer	9/17/2020	54,506	817,605	(3)	16.11	9/17/2030
Anil Singhal, Ph.D.	5/22/2019	250,503	40,405	(2)	4.76	2/10/2022
Chief Executive Officer	10/15/2019	225,414	36,359	(2)	5.97	2/10/2022
	9/17/2020	14,578	2,353	(4)	16.11	2/10/2022
Lloyd Klickstein, M.D., Ph.D.	9/15/2020	12,666	—	(1)	8.89	5/19/2021
Chief Innovation Officer	9/17/2020	12,064	180,963	(3)	16.11	5/19/2021
Francesco Galimi, M.D., Ph.D.	10/15/2019	40,132	88,292	(2)	5.97	10/15/2029
Chief Medical Officer	9/17/2020	4,829	72,440	(3)	16.11	9/17/2030

(1)	Fully vested on the date of grant.
(2)

25% of the Shares subject to the Option shall vest twelve (12) months after the Vesting Commencement Date, and 1/36th of the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the Vesting Commencement Date thereafter, provided that the Optionee remains in Continuous Service as of the applicable vesting date.

(3)

1/48th of the Shares subject to the Option shall vest on each of the next forty-eight (48) monthly anniversaries of the Vesting Commencement Date, provided that the Optionee remains in Continuous Service as of the applicable vesting date.

(4)

One-third (1/3) of the Shares shall vest on the first anniversary of the Vesting Commencement Date, one-third (1/3) of the Shares shall vest in 12 equal monthly installments following such first anniversary of the Vesting Commencement Date in accordance with, and subject to the terms of, Section 5 of the Transition Agreement and one-third (1/3) of the Shares shall vest in accordance with, and subject to the terms of, Section 6(e) of the Transition Agreement.

Employment Arrangements with Our Named Executive Officers

Chen Schor

In March 2017, we entered into an offer letter with Mr. Schor, as amended in January 2018 and September 2020. Under his amended offer letter, Mr. Schor is entitled to receive an annual base salary of $520,000 and an annual target bonus equal to 50% of his annual base salary.

In the event Mr. Schor’s employment is terminated by us without cause or by him for good reason, Mr. Schor shall be entitled to receive, subject to his execution and non-revocation of a release in favor of the Company (i) an amount equal to twelve (12) months of the Executive’s Base Salary (the “Severance Amount”);, (ii) any unpaid bonus earned for the year preceding the date of Executive’s employment termination, payable at the time it otherwise would have been paid had the Executive’s employment with the Company not terminated;  and (iii) a monthly cash payment (including a gross up payment to account for applicable taxes and withholdings) equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive and covered dependents if the Executive had remained employed by the Company until the earliest of (A) the twelve (12) month anniversary of the Date of Termination; (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s health continuation rights under COBRA. The amounts payable under (i) and (iii), to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over twelve (12) months commencing within 60 days after the Date of Termination.

Mr. Schor’s amended offer letter further provides that, in the event that his employment is terminated by us without cause or by him for good reason, and such termination occurs 3 months prior to or within the 12-month period following a change of control, then in lieu of the payments and benefits described above, Mr. Schor shall be entitled to receive, subject to his execution and non-revocation of a release in favor of the Company, (i) a lump sum cash payment equal to 1.5 times the sum of his then current base salary and target annual incentive compensation for the then-current year (or the target annual incentive compensation in effect immediately prior to the Change in Control, if higher), (ii)  a lump sum cash payment of any unpaid bonus earned for the year preceding the date of Mr. Schor’s employment termination, payable at the time it otherwise would have been paid had Mr. Schor’s employment with the Company not terminated, (iii) a monthly cash payment (including a gross up payment to account for applicable taxes and withholdings) equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive and covered dependents if the Executive had remained employed by the Company until the earliest of (A) the eighteen (18) month anniversary of the Date of Termination; (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s health continuation rights under COBRA, and (iv) full acceleration of all time-based stock options and other time-based stock-based awards held by Mr. Schor. All references to “cause,” “good reason” and “change in control” are as defined in his amended offer letter.

Mr. Schor holds options to purchase 36,857 shares of the Company’s common stock at an exercise price of $8.89. These options were carried over from resTORbio and fully vested at the close of the Merger. The Board also granted Mr. Schor options on September 17, 2020 to purchase 872,111 shares of the Company’s common stock under the 2018 Plan at an exercise price of $16.11. These options will vest monthly, subject to his continued employment through each such vesting date. As of December 31, 2020, Mr. Schor holds 908,968 shares of stock options of which 91,363 shares are vested and 817,605 shares unvested.

Anil Singhal, Ph.D.

On April 28, 2020, the Company entered into a transition agreement with Dr. Singhal providing for the following compensation: (1) cash payments of (i) $470,000 within 60 days following the closing of the Merger, (ii) an amount equal to his pro-rated bonus of $212,000 for the 2020 calendar year payable within 60 days following the closing of the Merger, (iii) $250,000 payable in one lump sum on January 1, 2021 and (iv) $24,000 payable within 60 days following the closing of the Merger, (2) 12 months’ of accelerated vesting of his unvested options to purchase the Company’s common stock upon completion of the Merger, and (3) a 12-month post-termination exercise period following termination of his independent contractor services agreement, dated April 28, 2020 (the “ICSA”), subject to any earlier expiration of the options to purchase the Company’s common stock by their terms. Pursuant to the ICSA, Dr. Singhal provided certain advisory services to the Company for a term of up to 12 months following the closing of the Merger and is entitled to payments of $12,500 per month for such services. In addition, Dr. Singhal is entitled to reimbursement of up to $15,000 of his reasonable and documented legal expenses incurred in connection with such transition agreement. Upon completion of the Merger, Dr. Singhal’s continued service for purposes of vesting of his options to purchase the Company’s common stock continued until termination of the ICSA without cause in February 2021. Upon termination, Dr. Singhal was entitled to accelerated vesting of unvested options that would have vested from the date of such termination through May 7, 2021.

Francesco Galimi, M.D., Ph.D.

In September 2019, we entered into an employment agreement with Dr. Galimi, as amended in April 2020 and September 2020. Under his amended agreement, Dr. Galimi is entitled to receive an annual base salary of $400,000 In addition, he will be eligible to receive an annual performance bonus targeted at up to 35% of his annual base salary, and 40% commencing in calendar year 2021. The company provided Dr. Galimi with a signing bonus upon his hire of $325,000 paid in two tranches of $162,500 in 2019 and 2020. The company also provides Dr. Galimi with a fully taxable commuter reimbursement for reasonable travel and lodging expense of up to $6,000 per month (for up to two years from his start date), less all required deductions and withholdings. If during the term of Dr. Galimi’s employment, he chooses to relocate, the Company will make a fully taxable lump sum payment to cover reasonable moving expenses, up to a maximum of $60,000, as amended April 2020.

In the event Dr. Galimi’s employment is terminated by us without cause or by him for good reason, Dr. Galimi will be eligible to receive, subject to his execution and non-revocation of a release in favor of the Company, (i) an amount equal to nine (9) months of the Executive’s Base Salary (the “Severance Amount”);, (ii) any unpaid bonus earned for the year preceding the date of Executive’s employment termination, payable at the time it otherwise would have been paid had the Executive’s employment with the Company not terminated;  and (iii) a monthly cash payment (including a gross up payment to account for applicable taxes and withholdings) equal to the monthly employer contribution that the Company would have made to provide health insurance to the Executive and covered dependents if the Executive had remained employed by the Company until the earliest of (A) the nine (9) month anniversary of the Date of Termination; (B) the date that the Executive becomes eligible for group medical plan benefits under any other employer’s group medical plan; or (C) the cessation of the Executive’s health continuation rights under COBRA. The amounts payable under (i) and (iii), to the extent taxable, shall be paid out in substantially equal installments in accordance with the Company’s payroll practice over nine (9) months commencing within 60 days after the Date of Termination.

Dr. Galimi’s employment agreement further provides that, in the event that his employment is terminated by us without cause or by him for good reason, and such termination occurs within the 12-month period following a change of control, then in lieu of the payments and benefits described above, Dr. Galimi shall be entitled to receive, subject to his execution and non-revocation of a release in favor of the Company, (i) a lump sum in cash in an amount equal to one (1) times the sum of (A) the Executive’s then-current Base Salary (or the Executive’s Base Salary in effect immediately prior to the Change in Control, if higher) plus (B) the Executive’s Target Bonus for the then-current year (or the Executive’s Target Bonus in effect immediately prior to the Change in Control, if higher), (ii) any unpaid bonus earned for the year preceding the date of Executive’s employment termination, payable at the time it otherwise would have been paid had the Executive’s employment with the Company not terminated, (iii) 100% acceleration of all time-based equity awards held as of the date of termination and (iv) subject to his election of COBRA health continuation coverage, for up to twelve (12) months or his COBRA health continuation period, whichever ends earlier, a monthly cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to him if he has remained employed by the Company. All references to “cause,” “good reason” and “change in control” are as defined in his employment agreement.

Dr. Galimi was granted a stock option to purchase 128,424 shares of the Company’s common stock under the Company’s 2015 Stock Option and Incentive Plan with an exercise price of $5.97. On September 17, 2020, the Board granted Dr. Galimi 63,751 shares of options under the 2018 Plan with an exercise price of $16.11. The options will vest 25% on the first anniversary of the effective date of his employment agreement, and the remainder shall vest ratably each month over the remaining terms, subject to his continued employment with the Company through each such vesting date. As of December 31, 2020, Dr. Galimi holds total 205,693 shares of stock options of which 44,961 shares are vested and 160,732 are unvested.

Lloyd Klickstein, M.D., Ph.D.

In connection with his resignation, Dr. Klickstein and the Company entered into a Consulting Agreement, dated February 19, 2021 (the “Consulting Agreement”), pursuant to which Dr. Klickstein has agreed to serve as a member of the Company’s Scientific Advisory Board and provide strategic advice and services related to scientific and innovation matters as the Company and Dr. Klickstein may mutually agree to from time to time. As compensation for his services under the Consulting Agreement, a portion of the equity awards held by Dr. Klickstein as of February 19, 2021 will continue to vest during the term of the Consulting Agreement.

Compensation Risk Assessment

We believe that although a portion of the compensation provided to our executive officers and other employees is performance-based, our executive compensation program does not encourage excessive or unnecessary risk taking. Our compensation programs are designed to encourage our executive officers and other employees to remain focused on both short-term and long-term strategic goals, in particular in connection with our pay-for-performance compensation philosophy. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of securities To Be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities in First Column)
Equity compensation plans approved by security holders (1)(2)(3)	1,317,892	$15.62	1,587,924
Equity compensation plans not approved by security holders (4)(5)	2,389,053	8.29	283,129
Total	3,706,945		1,871,053

(1)	Includes the following plans: our 2017 Stock Incentive Plan (the “2017 Plan”), 2018 Stock Option and Incentive Plan (the “2018 Plan”), and 2018 Employee Stock Purchase Plan (the “2018 ESPP”).
(2)

As of December 31, 2020, a total of 1,456,492 shares of our common stock have been reserved for issuance pursuant to the 2018 Plan, which number excludes the 787,089, shares that were added to the 2018 Plan as a result of the automatic annual increase of 4% on January 1, 2021.

(3)

On January 1, 2020, as a result of the foregoing evergreen provision, the number of shares of common stock available for issuance under the 2018 ESPP automatically increased from 79,369 to 131,432 shares. No shares have been issued under the 2018 ESPP during the year ended December 31, 2020.

(4)

As of December 31, 2020, an aggregate of 1,957,536 shares of common stock were issuable upon the exercise of outstanding stock options under the 2015 Stock Incentive Plan (the 2015 Plan) at a weighted average exercise price of $7.43 per share and an aggregate of 69,014 shares of common stock were issuable upon the exercise of outstanding stock options under the 2014 Share Option Plan (the 2014 Plan) at a weighted average exercise price of $1.27 per share. Since the date of effectiveness of the Merger, the Company has not and will not grant any further awards under the 2014 Plan.

(5)

Includes the following plans and outstanding awards under the 2014 Plan and the 2015 Plan that were assumed in the Merger. Descriptions of the 2014 Plan and the 2015 Plan are contained in Note 18 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 12, 2021.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this proxy statement and the transactions described below, since January 1, 2020, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 (or, if less, 1% of the average of our total assets amounts at December 31, 2020 and 2019) and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Funding Agreement and Concurrent Private Placement

In connection with the Merger between resTORbio and Former Adicet, in April 2020, we entered into a Funding Agreement with certain of our investors, including entities affiliated with OrbiMed Advisors LLC and Regeneron Pharmaceuticals, Inc., pursuant to which the investors agreed to fund a certain amount into an escrow account to be used to subscribe for shares of our common stock in a future concurrent private placement.

In February 2021, in connection with our February 2021 follow-on public offering and pursuant to the Funding Agreement and an additional non-escrow funding agreement with certain investors executed in September 2020, we entered into a stock purchase agreement (the “Purchase Agreement”) with certain of our investors, including entities affiliated with OrbiMed Advisors LLC, for the sale of $15.0 million of shares of our common stock at a price per share equal to the public offering price of $13.00 per share, resulting in the issuance of an aggregate of 1,153,840 shares of our common stock.

The following table summarizes the purchases on February 12, 2021 of our common stock by our 5% stockholders at such date and prior to such purchases:

Name of Purchaser	Shares Purchased	Aggregate Purchase Price
OrbiMed Private Investments V, LP(1)	420,299	$5,463,897
OrbiMed Israel Partners II, L.P. (2)	104,050	1,352,652
aMoon 2 Fund Limited Partnership(3)	110,447	1,435,812

(1)

OrbiMed Capital GP V LLC ("GP V") is the general partner of OrbiMed Private Investments V, LP ("OPI V"), and OrbiMed Advisors is the managing member of GP V. By virtue of such relationships, GP V and OrbiMed Advisors may be deemed to have voting and investment power with respect to the securities held by OPI V noted above and as a result may be deemed to beneficially own such securities for purposes of Rule 13d-3 under the Exchange Act. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of the Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the Shares held by OPI V. Dr. Gordon is a member of our board of directors. As detailed in the section of this proxy statement entitled “Principal Stockholders”, entities affiliated with OrbiMed hold greater than 5% of our outstanding common stock.

(2)

OrbiMed Israel Partners Limited Partnership ("OIP") is the holder of record. OrbiMed Israel BioFund GP Limited Partnership ("OrbiMed BioFund") is the general partner of OIP, and OrbiMed Israel GP Ltd. ("OrbiMed Israel GP") is the general partner of OrbiMed BioFund. By virtue of such relationships, OrbiMed BioFund and OrbiMed Israel GP may be deemed to have voting and investment power with respect to the shares held directly by OIP noted above and, as a result, may be deemed to beneficially own such securities for purposes of Rule 13d-3 under the Exchange Act. OrbiMed Israel GP exercises this investment and voting power through a management committee comprised of the Carl L. Gordon, Jonathan T. Silverstein, Nissim Darvish, Anat Naschitz, and Erez Chimovits, each of whom disclaims beneficial ownership of the shares held by OIP. Dr. Gordon is a member of our board of directors. Mr. Chimovits was a former member of our Board and resigned on March 2, 2021. As detailed in the section of this proxy statement entitled “Principal Stockholders”, entities affiliated with OrbiMed hold greater than 5% of our outstanding common stock.

(3)

Yair Schindel, a former member of our Board who resigned on November 24, 2020, is the sole shareholder of aMoon General Partner Ltd., which is the sole general partner of aMoon 2 Fund G.P. Limited Partnership, which is the sole general partner of aMoon 2 Fund Limited Partnership, which directly holds the shares purchased in the February 2021 private placement.

In connection with the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) requiring us to prepare and file a registration statement with the SEC within 90 calendar days following the closing of the private placement on February 12, 2021 (the “Filing Deadline”). We are required to use our reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement); provided that if we receive notice from the SEC that the registration statement will not be reviewed, we must seek effectiveness within five trading days.

Follow-On Offering

Certain of our greater-than-five percent holders, including stockholders affiliated with certain of our directors, purchased an aggregate of approximately $42 million in shares of our common stock in our follow-on public offering in February 2021 at the public offering price. The underwriting discount for the shares sold to such stockholders in the follow-on public offering was the same as the underwriting discount for the shares sold to the public.

Merger Voting Agreements and Support Agreements

In connection with the Merger, Former Adicet entered into voting agreements with certain holders of Adicet capital stock and resTORbio capital stock, including OrbiMed Private Investments V, LP, OrbiMed Israel Affiliates, aMoon 2 Fund Limited Partnership, Novartis Bioventures Ltd., Regeneron Pharmaceuticals, Inc., Johnson & Johnson Innovation—JJDC, Inc. and certain trusts affiliated with Aya Jakobovits, a member of the Adicet Board. The parties to the voting agreement have agreed, subject to certain conditions, to vote the shares of Adicet capital stock held by them so as to elect the following individuals as directors: (1) two nominees designated by OrbiMed Private Investments V, LP and its permitted transferees, currently Carl Gordon and one vacancy, (2) one nominee designated by OrbiMed Israel Affiliates and its permitted transferees, currently Erez Chimovits, (3) one nominee designated by Novartis Bioventures Ltd. and its permitted transferees, currently Michal Silverberg, (4) one nominee designated by the holders of a majority the outstanding shares of Adicet’s common stock held by the major common stockholders party to the voting agreement, currently Dr. Aya Jakobovits, (5) one nominee who is not an officer or employee of Adicet or its subsidiaries and is not an affiliate of any investor and who is designated by the holders of a majority of the then outstanding shares of common stock and preferred stock, voting together as a single class on an as-converted basis, currently Donald Santel, (6) one nominee designated by Johnson & Johnson Innovation—JJDC, Inc. and its permitted transferees, currently Asish K. Xavier, (7) one nominee designated by aMoon 2 Fund Limited Partnership and its permitted transferees, currently Yair Schindel, and (8) one individual who was the then current Chief Executive Officer of Former Adicet, currently Dr. Anil Singhal. Upon the completion of the Merger, the obligations of the parties to the voting agreement to vote their shares so as to elect these nominees, as well as the other rights and obligations under this agreement, terminated and none of Former Adicet’s stockholders have any special rights regarding the nomination, election or designation of members of the Adicet’s board of directors.

Concurrently with the execution of the merger agreement, resTORbio and Former Adicet also entered into a support agreement with Former Adicet’s directors and officers and certain stockholders (the “Former Adicet Support Agreement”). The Former Adicet Support Agreement provided, among other things, that the stockholders of Former Adicet subject to the agreement would vote their shares in favor of the approval of the merger agreement and the contemplated transactions. resTORbio and Former Adicet also entered into a support agreement with resTORbio’s directors and officers and OrbiMed Private Investments VI, LP (the “resTORbio Support Agreement”). The resTORbio Support Agreement provided that the stockholders of resTORbio subject to the agreement would vote (i) in favor of adoption and approval of (A) the issuance of the shares of resTORbio common stock by virtue of the Merger and (B) the adoption of the merger agreement and approval of the Merger; (ii) against any action or agreement that, to the knowledge of the stockholder, would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of resTORbio or any of its subsidiaries or affiliates under the merger agreement or that would reasonably be expect to result in any of the conditions to resTORbio’s or any of its subsidiaries’ or affiliates’ obligations under the merger agreement not being fulfilled; and (iii) against any resTORbio acquisition proposal, or any agreement, transaction, or other matter that is intended to, or would reasonably be expected to, impede, interfere with, delay, postpone, discourage or materially and adversely affect the consummation of the merger and all other contemplated transactions. Upon the completion of the Merger, the obligations of the parties to the vote their shares as set forth in the resTORbio Support Agreement and Former Adicet Support Agreement terminated and none of the parties have any remaining rights or obligations under the agreements.

Limitation of Liability and Indemnification of Officers and Directors

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

In addition, we adopted bylaws which provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Our bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.

We have entered into and in the future plan to enter into agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our board of directors adopted a written related person transactions policy providing that transactions with our directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related person, must be approved by our audit committee. This policy became effective on January 25, 2018, the date our registration statement for our initial public offering became effective. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related person transactions,” which are transactions between us and related persons in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	whether the transaction was undertaken in the ordinary course of our business; and
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 16, 2021 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially owner of greater-than-5.0% of our common stock.

The column entitled “Shares Beneficially Owned” is based on a total of 31,800,426 shares of our common stock outstanding as of March 16, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 16, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116.

Name of Beneficial Owner(1)	Shares	Percentage of Shares
5% Stockholders
OrbiMed Entities(2)	7,242,855	22.8%
Avidity Partners Management LP (3)	1,860,000	5.8%
Abingworth Bioventures 8 LP (4)	1,615,385	5.1%

Directors and Named Executive Officers
Chen Schor (5)	506,796	1.6%
Anil Singhal (6)	569,612	1.8%
Lloyd Klickstein (7)	46,369	*
Francesco Galimi, M.D., Ph.D. (8)	70,543	*
Jeffrey Chodakewitz, M.D. (9)	5,833	*
Steve Dubin (10)	5,833	*
Carl Gordon, Ph.D. (2)	7,242,855	22.8%
Aya Jakobovits, Ph.D. (11)	924,444	2.9%
Bastiano Sanna, Ph.D.	—	—
Andrew Sinclair, Ph.D. (4)	1,615,385	5.1%
All Executive Officers and Directors as a Group (14 persons) (12)	11,123,406	33.9%
*	Represents beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116.
(2)

Consists of (i) 7,232,856 shares of common stock reported on a Schedule 13D filed by OrbiMed Advisors LLC on February 19, 2021 and (ii) 9,999 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2021 held by Erez Chimovits and Carl Gordon, members of OrbiMed Advisors. All shares and options are held by OrbiMed Capital GP V LLC (“GP V”), OrbiMed Capital GP VI LLC (“GP VI”), OrbiMed Israel BioFund GP Limited Partnership (“BioFund”), OrbiMed Israel GP Ltd. (“Israel GP Ltd.”), OrbiMed Israel GP II, L.P. (“Israel GP II”), OrbiMed Advisors Israel II Limited (“Israel II Limited”) and Erez Chimovits and Carl Gordon (collectively, the “Reporting Persons”). Carl Gordon, Ph.D. is a member of our board of directors. Erez Chimovits was a former member of our Board and resigned on March 2, 2021. Mr. Chimovits and Dr. Gordon disclaims beneficial ownership of the shares and options held by Reporting Persons, except to the extent of its or his pecuniary interest therein if any. OrbiMed Advisors has its principal offices at 601 Lexington Avenue, 54th Floor, New York, New York 10022.

(3)

Consists of 1,860,000 shares of common stock reported on a Schedule 13G by Avidity Partners Management LP filed on February 12, 2021. Avidity Partners Management LP, Avidity Partners Management (GP) LLC, Avidity Capital Partners Fund (GP) LP, Avidity Capital Partners (GP) LLC , (collectively, the “Avidity Funds”), David Witzke and Michael Gregory share power to vote, dispose, direct the vote or disposition of 1,860,000 shares of common stock while Avidity Master Fund LP has the shared power to vote, dispose, direct the vote or disposition of 1,650,208 shares of common stock. Avidity Partners Management has its principal offices at 2828 N Harwood Street, Suite 1220, Dallas, Texas 75201.

(4)

Consists of 1,615,385 shares of common stock reported on a Schedule 13D/A filed by Abingworth LLP on March 16, 2021. All shares are held by Abingworth Bioventures 8 LP (“ABV 8”). Abingworth Bioventures 8 GP LP (“Abingworth GP”) serves as the general partner of ABV 8. Abingworth General Partner 8 LLP serves as the general partner of Abingworth GP. ABV 8 (acting by its general partner Abingworth GP, acting by its general partner Abingworth General Partner 8 LLP) has delegated to Abingworth, all investment and dispositive power over the securities held by ABV 8. Andrew Sinclair, a member of Abingworth LLP, is a member of our board of directors. Dr Sinclair disclaims beneficial ownership of the shares held by ABV 8, except to the extent of its or his pecuniary interest therein if any. Abingworth LLP has its principal office at Princes House, 38 Jermyn Street, London, England SW1Y 6DN.

(5)

Consists of 85,623 shares of common stock held directly by an irrevocable family trust having an independent trustee, 3,571 shares held by a revocable family trust of which Mr. Schor is the trustee, 91,857 shares held directly by an irrevocable family trust having an independent trustee, 3,571 shares held directly by a revocable trust of which Mr. Schor’s spouse is the trustee and 39,286 shares held directly by a grantor retained annuity trust of Mr. Schor’s spouse, and 210,389 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 16, 2020.

(6)	Consists of 569,612 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2020.
(7)	Consists of 11,931 shares of common stock and 46,369 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2020.
(8)	Consists of 70,543 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2020.
(9)	Consists of 5,833 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2020.
(10)	Consists of 5,833 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2020.
(11)

Consists of (i) 918,611 shares of common stock held in a grantor retained annuity trust ("GRAT") and other trusts of which Dr. Jakobovits's spouse is the trustee and Dr. Jakobovits the sole annuitant and current beneficiary or Dr. Jakobovits's child is the beneficiary, and (ii) 5,833 shares of common stock issuable upon the exercise of options exercisable within 60 days of March 16, 2020.

(12)

Includes the shares described in notes (2), (4), (5) and notes (8) through (11) above, 135,736 shares of common stock issuable upon exercise of options exercisable within 60 days of March 16, 2020 for other executive officers Stewart Abbot, Ph.D, our Chief Scientific and Operating Officer, Carrie Krehlik, our Chief Human Resource Officer, Nick Harvey, our Chief Financial Officer, and Don Healey, PhD., our Chief Technology Officer.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, other than the following late filings: one late Form 4 filing for Lloyd Klickstein and one late Form 3 filing for Steve Dubin.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Adicet Bio’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Adicet Bio’s independent registered public accounting firm, (3) the performance of Adicet Bio’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Adicet Bio’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Adicet Bio’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Adicet Bio for the fiscal year ended December 31, 2020. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Adicet Bio be included in Adicet Bio’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS OF ADICET BIO, INC.

Steve Dubin, Chairperson

Jeffrey Chodakewitz, M.D.

Bastiano Sanna, Ph.D

Andrew Sinclair, Ph.D.

March 18, 2021

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary, telephone:  857-315-5528. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than November 18, 2021. However, if the date of the 2022 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than December 28, 2021 and no later than January 27, 2022. Stockholder proposals and the required notice should be addressed to Adicet Bio, Inc., 500 Boylston Street, 13th Floor, Boston, Massachusetts 02116, Attention:  Investor Relations / Corporate Secretary.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

ANNEX A

ADICET BIO, INC.

AMENDED AND RESTATED 2018 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Adicet Bio, Inc. Amended and Restated 2018 Employee Stock Purchase Plan (“the Plan”) is to provide eligible employees of Adicet Bio, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). 524,775 shares of Common Stock have been approved and reserved for this purpose, plus on January 1, 2022, and each January 1 thereafter through January 1, 2031, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the least of (i) 1,262,560 shares of Common Stock, (ii) one percent (1%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31st, or (iii) such lesser number of shares of Common Stock as determined by the Administrator. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.    Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.    Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration or overlap any other Offering.

3.    Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and have completed at least three months of employment. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.

4.    Participation.

(a)    Participants. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).

(b)    Enrollment. The enrollment form will (a) state a whole percentage to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.

(c)    Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.    Employee Contributions. Each eligible employee may authorize payroll deductions up to a maximum of fifteen percent of such employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.

6.    Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.

7.    Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.    Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date, (b) a number of shares determined by dividing $25,000 by the Fair Market of the Common Stock on the Offering Date of such Offering ; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85 percent of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no Participant may be granted an option hereunder if such Participant, immediately after the option was granted, would be treated as owning stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.    Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.

10.    Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.

11.    Definitions.

The term “Compensation” means the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.  The current list of Designated Companies is attached hereto as Appendix A.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market or another national securities exchange, the determination shall be made by reference to the closing price on such date. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.

The term “Initial Public Offering” means the first underwritten, firm commitment public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.    Rights on Termination of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.    Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.

14.    Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.

15.    Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.

16.    Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.    Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event.

18.    Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.    Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.

20.    Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded.

21.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.    Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

23.    Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

24.    Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.

25.    Notification Upon Sale of Shares. Each Participant agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.

26.    Effective Date and Approval of Shareholders. The Plan shall take effect on the date immediately preceding the date on which the Company’s registration statement on Form S-1 becomes effective following approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders.

ANNEX B

ADICET BIO, INC.

AMENDED AND RESTATED 2018 STOCK OPTION AND INCENTIVE PLAN

SECTION 1.	GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the Adicet Bio, Inc. Amended and Restated 2018 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Adicet Bio, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“2017 Plan” means the Adicet Bio, Inc. 2017 Stock Incentive Plan, as amended.

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliates” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act.  The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Continuous Service” means that a Service Relationship is not interrupted or terminated.  For this purpose, a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, Non-Employee Director or Consultant of the Company or any Affiliate.

“Stock” means the Common Stock, par value $0.0001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2.	ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)    Administration of Plan. The Plan shall be administered by the Administrator.

(b)    Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)    to select the individuals to whom Awards may from time to time be granted;

(ii)    to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)    to determine the number of shares of Stock to be covered by any Award;

(iv)    to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)    subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii)    at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)    Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to a committee consisting of one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not members of the delegated committee. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)    Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)    Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)    Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3.	STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)    Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 5,136,003 shares of Stock (the “Initial Limit”), subject to adjustment as provided in Section 3(c), plus on January 1, 2022 and each January 1 thereafter, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 5% of the number of shares of Stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on January 1, 2022 and on each January 1 thereafter by the lesser of the Annual Increase for such year or 3,150,000 shares of Stock, subject in all cases to adjustment as provided in Section 3(c). For purposes of this limitation, the shares of Stock underlying any Awards that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) under each of the Plan and the 2017 Plan shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)    Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $1,000,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c)    Changes in Stock. Subject to Section 3(d) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(d)    Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Sale Event shall become fully vested and exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

SECTION 4.	ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors or Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Non-Employee Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5.	STOCK OPTIONS

(a)    Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b)    Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.  Notwithstanding the foregoing, Stock Options may be granted with an exercise price per share that is less than 100 percent of the Fair Market Value on the date of grant (i) pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code, (ii) to individuals who are not subject to U.S. income tax on the date of grant or (iii) the Stock Option is otherwise compliant with Section 409A.

(c)    Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)    Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)    Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Award Certificate:

(i)    In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)    Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)    By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)    With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)    Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6.	STOCK APPRECIATION RIGHTS

(a)    Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or csh, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)    Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)    Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)    Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7.	RESTRICTED STOCK AWARDS

(a)    Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)    Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that if the lapse of restrictions with respect to the Restricted Stock Award is tied to the attainment of performance goals, any dividends paid by the Company during the performance period shall accrue and shall not be paid to the grantee until and to the extent the performance goals are met with respect to the Restricted Stock Award. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)    Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)    Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8.	RESTRICTED STOCK UNITS

(a)    Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)    Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)    Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9.	UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10.	CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11.	DIVIDEND EQUIVALENT RIGHTS

(a)    Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)    Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12.	TRANSFERABILITY OF AWARDS

(a)    Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)    Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)    Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)    Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13.	TAX WITHHOLDING

(a)    Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)    Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees.  The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14.	SECTION 409A AWARDS

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A.  The Plan and all Awards shall be interpreted in accordance with such intent.  To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 15.	TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)    Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)    For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)    a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)    an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16.	AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(c) or 3(d), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company’s stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c) or 3(d).

SECTION 17.	STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18.	GENERAL PROVISIONS

(a)    No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)    Issuance. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)    Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)    Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)    Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)    Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time.

SECTION 19.	EFFECTIVE DATE OF PLAN

This Plan, as amended and restated, shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present.  No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan, as amended and restated, is approved by the Board.

SECTION 20.	GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: December 21, 2017

DATE APPROVED BY STOCKHOLDERS: January 12, 2018

AMENDED AND RESTATED BY THE BOARD OF DIRECTORS: March 2, 2021

DATE STOCKHOLDERS APPROVED AMENDED AND RESTATED PLAN:

ADICET BIO, INC. 500 BOYLSTON STREET, 13TH FLOOR BOSTON, MASSACHUSETTS 02116  VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 26, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.   During The Meeting -Go to www.virtualshareholdermeeting.com/ACET2021  You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.   VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions. Vote by  11:59 p.m. Eastern Time on April 26, 2021. Have your proxy card in hand when you call and then follow the instructions.   VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.  D40630-P50112   ADICET BIO, INC. For Withhold For All  To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write theThe Board of Directors recommends you vote FOR number(s) of the nominee(s) on the line below. the following:  1. To elect two class III directors, to serve for a three-year !!! term ending at the Annual Meeting of Stockholders to be held in 2024.   Nominees:  01) Bastiano Sanna  02) Andrew Sinclair   The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain  2. To approve the Amendment and Restatement of the Company's 2018 Employee Stock Purchase Plan.  !!!  3.  To approve the Amendment and Restatement of the Company's 2018 Stock Option and Incentive Plan. !!!   4.  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2021.    !!!  NOTE: Such other business as may properly come before the meeting or any adjournment thereof.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:  The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.  D40631-P50112    ADICET BIO, INC. ANNUAL MEETING OF STOCKHOLDERS APRIL 27, 2021, 3:00 PM EDT This proxy is solicited by the Board of Directors  The stockholder(s) hereby appoint(s) Chen Schor and Nick Harvey, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ADICET BIO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held in a virtual format only at 3:00 PM, EDT on April 27, 2021, and any adjournment or postponement thereof.    All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting.  Continued and to be signed on reverse side